Exhibit 3.1

INVESTMENT AGREEMENT

By this private Investment Agreement (“Investment Agreement”), the following Parties:

On the one part,

I. BNDES PARTICIPAÇÕES S.A. — BNDESPAR, wholly-owned subsidiary of the National Bank of Economic and Social Development — BNDES, with its principal place of business in the City of Brasília, Federal District, in the South Banking Sector, Suite 1, Block “J”, BNDES Building, 12th and 13th floors, and with offices in the City of Rio de Janeiro, State of Rio de Janeiro, at Avenida República do Chile, 100 part, enrolled with the National Corporate Taxpayers Register of the Ministry of Finance under CNPJ/MF No. 00.383.281/0001-09, herein represented pursuant to its By-laws (“BNDESPAR”);

And, on the other part,

II. VOTORANTIM INDUSTRIAL S.A., with its principal place of business in the City of São Paulo, State of São Paulo, at Rua Amauri, 255/13th floor, suite A, enrolled with the National Corporate Taxpayers Register of the Ministry of Finance under CNPJ/MF No. 03.407.049/0001-51, herein represented pursuant to its By-laws (“VID”); and

III. VOTORANTIM CELULOSE E PAPEL S.A., a publicly-held company with its principal place of business in the City of São Paulo, State of São Paulo, at Alameda Santos 1357, 6th floor, enrolled with the National Corporate Taxpayers Register of the Ministry of Finance under CNPJ/MF No. 60.643.228/0001-21, herein represented pursuant to its By-laws (“VCP” or the “Company”),

BNDESPAR, VID and VCP are referred to jointly as “Parties”, and separately and indistinctively as “Party”.

And as intervening consenting party,

IV. II. VOTORANTIM PARTICIPAÇÕES S.A., with its principal place of business in the City of São Paulo, State of São Paulo, at Rua Amauri, 255/10th floor, enrolled with the National Corporate Taxpayers Register of the Ministry of Finance under CNPJ/MF No. 61.082.582/0001-97, herein represented pursuant to its By-laws (“VPAR”).

RECITALS

WHEREAS VCP, through its wholly-owned subsidiary Newark Financial Inc., a company existing according to the laws of the British Virgin Islands, is the indirect owner of one hundred and twenty-seven million, five hundred and six thousand, four hundred and fifty-seven (127,506,457) common shares issued by ARACRUZ CELULOSE S.A., a publicly-held company with its principal place of business in the City of Aracruz, State of Espírito Santo, at Barra do Riacho, no number, km 25, enrolled with the National Corporate Taxpayers Register of the Ministry of Finance under CNPJ/MF No. 42.157.511/0001-61 (“ARACRUZ”), representing approximately twenty-eight point zero three percent (28.03%) of the voting capital of ARACRUZ;

WHEREAS on August 2, 2008, VID presented to the Lorentzen, Moreira Salles and Almeida Braga Families (the “Families”) a firm, unconditional, irrevocable and irreversible proposal for the acquisition by itself or by a controlled company of one hundred and twenty-seven million, five hundred and six thousand, four hundred and fifty-seven (127,506,457) common shares issued by ARACRUZ (the “Proposal”), representing approximately twenty-eight point zero three percent (28.03%) of the voting capital of ARACRUZ (the “ARACRUZ SHARES”);

WHEREAS on this date, VID, VCP and the Families closed negotiations aimed at implementing the subject matter of the Proposal (the “Reviewed Proposal”);

WHEREAS ARAINVEST PARTICIPAÇÕES S.A., with its principal place of business in the City of São Paulo, State of São Paulo, at Av. Paulista 2100, enrolled with the National Corporate Taxpayers Register of the Ministry of Finance under CNPJ/MF No. 06.139.408/0001-25 (“ARAINVEST”), owner of one hundred and twenty-seven million, five hundred and six thousand, four hundred and fifty-seven (127,506,457) common shares issued by ARACRUZ (“ARACRUZ SHARES OF ARAINVEST”), has preemptive rights to acquire the ARACRUZ SHARES or tag along rights of the ARACRUZ SHARES OF ARAINVEST, and it may exercise any of such rights against VCP within ninety (90) days counted as from the date when it is notified of the Reviewed Proposal;

WHEREAS ARAINVEST shall be notified pursuant to the terms hereof to pronounce itself about exercising its preemptive rights to acquire the ARACRUZ SHARES (“ARAINVEST Preemptive rights”) or its tag along rights (“ARAINVEST Tag Along”);

WHEREAS VCP intends to acquire the ARACRUZ SHARES and the ARACRUZ SHARES OF ARAINVEST;

WHEREAS according to its guidelines and purposes, BNDESPAR is interested in participating in the project involving the acquisition of the ARACRUZ SHARES and the ARACRUZ SHARES OF ARAINVEST by VCP (the “Acquisition”) for the purposes of: (i) integrating the activities of VCP and ARACRUZ, with such union resulting in the largest pulp producer in the world (the “Merger”); and (ii) providing for the subsequent adhesion of VCP into the New Market of BM&FBOVESPA S.A. —Commodity and Futures Exchange (the BOVESPA), thus adapting its By-laws to the New Market Listing Regulations issued by the BOVESPA (the Acquisition along with stages (i) and (ii) above are hereinafter referred to as the “Transaction”); and

WHEREAS in order to render the Transaction possible, funds are necessary as defined in this Investment Agreement, and BNDESPAR is interested in making an investment upon subscription and payment of debentures issued by VID as well as upon contribution of capital to VCP provided that VID, along with BNDESPAR, also participates in VCP’s capital increase.

NOW, THEREFORE, the Parties decide to enter into this Investment Agreement pursuant to the following terms and conditions, with which they agree to comply and to ensure compliance.

CHAPTER I — SUBJECT MATTER

1.1. The subject matter of this agreement is to govern the terms and conditions according to which VID and BNDESPAR shall make the necessary investments so that VID and VCP can carry out the Acquisition and complete the other stages of the Transaction.

CHAPTER II — INVESTMENT

2.1. VCP estimates that the Transaction may involve funds of up to four billion, two hundred and fifty-five million Reais (R$4,255,000,000.00).

2.2. After having fully complied with the Conditions Precedent listed in Chapter IV below as well as the Representations and Warranties set forth in Chapter V, BNDESPAR undertakes to make an investment in VID and VCP in the total amount of up to three billion, two hundred and twenty-eight million, one hundred and eighty-five thousand, two hundred and eighty-seven Reais and ninety-two cents (R$3,228,185,287.92), divided into different stages according to the structure and conditions detailed below (the “BNDESPAR Investment”).

2.3. As detailed below, VID undertakes to contribute to the completion of the Transaction with funds in the amount of six hundred million Reais (R$600,000,000.00) (the “VID Investment”).

2.4. The funds arising from the BNDESPAR Investment and the VID Investment shall be allocated by VID and VCP to adapt the capital structure of VCP in order to allow for the implementation of the Transaction and related events, as determined herein.

CHAPTER III — TRANSACTION STRUCTURE AND PERIODS

3.1. In compliance with the provisions of Chapters IV and V below, the Parties, as applicable, undertake to comply with the following obligations and stages aimed at the completion of the Transaction:

3.1.1. Relevant Matter: On the Closing Date, as defined in Chapter VI below, VCP shall publish a Relevant Matter informing the market of all the terms and stages of the Transaction, including the Migration and OPA conditions as defined below (the “Relevant Matter”) and shall request that ARACRUZ managers disclose the publication of the Relevant Matter to its shareholders.

3.1.2. Issuance of Debentures: on the Closing Date, VID shall issue debentures in two series in the total amount of six hundred and twenty-eight million, five hundred and eighty-five thousand, three hundred and forty-one Reais (R$628,585,341.00), with floating and personal guarantees and with a clause on exchange for common shares issued by VCP, the issuance date of which shall correspond to the Closing Date pursuant to the terms included in the draft deed of issuance of debentures (the “Deed”) attached (Exhibit 3.1.2) to this Investment Agreement (the “Debentures”).

3.1.3. Subscription and Payment of the Debentures by BNDESPAR: the Debentures shall be subscribed and paid in by BNDESPAR as follows.

3.1.3.1. Up to three (3) business days preceding the financial settlement of the acquisition of the ARACRUZ SHARES OF ARAINVEST resulting from the exercise of the ARAINVEST Tag Along, BNDESPAR shall subscribe and pay in the first series of Debentures in the amount of four hundred million and eight Reais (R$400,000,008.00) in Brazilian currency (Initial Investment from BNDESPAR). If the ARAINVEST Tag Along is not exercised, there shall be no Initial Investment from BNDESPAR.

3.1.3.2. The second series of Debentures in the amount of two hundred and twenty-eight million, five hundred and eighty-five thousand, three hundred and thirty-three Reais (R$228,585,333.00) shall be subscribed and paid in by BNDESPAR as set forth in Section 3.1.9 below.

3.1.3.3. At the time of subscription and payment of each series of Debentures, VID shall pay BNDESPAR, as a charge for subscription of securities, an amount equivalent to zero point five percent (0.5%) of the total amount of the price of subscription and payment regarding all the Debentures that may be subscribed and paid in by BNDESPAR.

3.1.3.4. BNDESPAR hereby undertakes not dispose of the Debentures to third parties.

3.1.4. Advance for Future Capital Increase (AFAC): up to the third (3rd) business day after the Closing Date, VID shall pay the amount of six hundred million Reais (R$600,000,000.00) as an advance for future capital increase (the “Initial AFAC”) by using its own funds regarding the VID Investment.

3.1.4.1. Up to the third (3rd) business day after the Closing Date, VID shall pay the amount of four hundred million and eight Reais (R$400,000,008.00) as an advance for future capital increase of VCP (the “Additional AFAC”) by using its own funds regarding the Initial Investment from BNDESPAR, if such investment is completed no later than the commencement of the period to exercise the preemptive rights in the Capital Increase, as defined below.

3.1.5. Acquisition: Up to the third (3rd) business day after the Initial AFAC has been made, VCP shall acquire the ARACRUZ SHARES. Up to the third (3rd) business day after the Initial Investment from BNDESPAR has been made, VCP shall acquire the ARACRUZ SHARES OF ARAINVEST.

3.1.6. Migration to VCP: The Relevant Matter shall inform the market that after the acquisition of the ARACRUZ SHARES OF ARAINVEST has been completed, a request for registration of a public offering for acquisition of the outstanding common shares issued by ARACRUZ shall be presented, in accordance with article 254-A of Law No. 6404/76 and CVM Instruction No. 361/02. The shareholders owning such common shares issued by ARACRUZ (the “minority shareholders of ARACRUZ”) shall, even before the presentation and settlement of the OPA, as defined below, have the possibility to subscribe preferred shares issued by VCP in VCP’s Capital Increase by private subscription, by using the common ARACRUZ shares that they own to pay in the shares issued by VCP for the price defined for the OPA in Section 3.1.11.1 (ii) hereof, as detailed below (the “Migration”).

3.1.6.1. Up to the fifth (5th) business day after the Closing Date, VCP may contact the main minority shareholders owning common ARACRUZ shares in order to clarify the details of the Transaction, as announced in the Relevant Matter, even with regard to the possibility of Migration, which is subject, like the OPA, to the completion of the acquisition of the ARACRUZ SHARES OF ARAINVEST.

3.1.6.2. In the event that, after the result of the subscription of the Capital Increase as defined below, there are not sufficient shares issued by VCP to permit the Migration in its entirety, a distribution shall take place in compliance with the following priority: (i) those who pay in with shares issued by ARACRUZ or with credits resulting from the Acquisition; (ii) those who pay in with Brazilian currency. A proportional distribution shall be adopted, if necessary, for those who pay in shares issued by ARACRUZ or with credits.

3.1.6.3. As described below, Minority Shareholders of ARACRUZ who for any reason have not fully completed the Migration shall be entitled to adhere to the OPA.

3.1.7. Capital Increase: up to the fifth (5th) business day after the completion of acquisition of the ARACRUZ SHARES, VCP may call a Special Shareholders’ Meeting in order to pass resolutions on an increase of the capital stock (“AGE Call Notice”) in a minimum amount corresponding to the BNDESPAR Investment plus the VID Investment and the maximum amount of four billion, two hundred and fifty-five million Reais (R$4,255,000,000.00), with the issuance of new common and preferred shares at an issuance price of nineteen Reais (R$19.00) each, determined based on the criterion set forth in article 170, paragraph 1, item III of Law 6404/76 (the “Corporation Law”) for private subscription (the “Capital Increase”).

3.1.7.1. In the event of failure of acquisition of the ARACRUZ SHARES OF ARAINVEST, (i) the BNDESPAR Investment shall be of up to two billion and two Reais (R$2,000,000,002.00), (ii) the amount of the Capital Increase shall be of up to two billion, six million and two Reais (R$2,600,000,002.00), (iii) there shall be no Initial Investment from BNDESPAR and, as a consequence, (iv) there shall be no Additional AFAC, and such possibility shall be reflected in the AGE Call Notice.

3.7.1.2. The price of issuance of the VCP common and preferred shares in the Capital Increase shall be the same.

3.1.7.3. VCP shareholders shall be entitled to preemptive rights to subscribe shares issued in the Capital Increase in the proportion of the number of shares issued by VCP which they own, pursuant to the Corporation Law and according to the shareholding position on the date of publication of the notice to shareholders on the Capital Increase. Such right shall be ensured for the term of thirty (30) days, subject to extension for the time necessary to wait for a statement on the ARAINVEST Tag Along, if such statement was not rendered within the thirty (30) initial days.

3.1.7.4. VID hereby agrees to assign free of charge or to waive its preemptive rights to subscribe VCP shares on behalf of BNDESPAR in the Capital Increase, except for the portion necessary for subscription of the shares corresponding to the full capitalization of the Initial AFAC and, as the case may be, the Additional AFAC or the Initial Investment from BNDESPAR, if such investment has been made after the commencement of the period to exercise the preemptive rights in the Capital Increase.

3.1.7.5. VID hereby agrees to pass a resolution on the Capital Increase in order to permit the Migration.

3.1.7.6. The AGE Call Notice shall include an item that, in compliance with the provisions of article 256, paragraph 1 of the Corporation Law, subjects the Acquisition to ratification by the Special Shareholders’ Meeting of VCP.

3.1.7.7. If necessary, the AGE Call Notice shall include an item to pass a resolution on the increase of limits of the authorized capital determined in article 33 of VCP by-laws, with due regard for the current proportion between common shares and preferred shares set forth in such provision.

3.1.8. Subscription and Payment of the Capital Increase: the Parties shall subscribe and pay in the Capital Increase as follows.

3.1.8.1. VID hereby agrees to guarantee the subscription and payment within the term to exercise the preemptive rights of (i) thirty-one million, five hundred and seventy-eight thousand, nine hundred and forty-seven (31,578,947) common shares issued by VCP upon full capitalization of the Initial AFAC; (ii) the equivalent in common shares upon capitalization of the amount corresponding to the funds paid in by BNDESPAR in the second series of Debentures, pursuant to Section 3.1.9 below; and, as the case may be, (iii) twenty-one million and fifty-two thousand, six hundred and thirty-two (21,052,632) common shares issued by VCP upon full capitalization of the Additional AFAC or of the Initial Investment from BNDESPAR, if such investment is completed after the commencement of the period to exercise the preemptive rights in the Capital Increase, and VID hereby agrees to bind the number of common shares necessary to guarantee the exchange of Debentures by BNDESPAR, as set forth in Section 3.1.13 below.

3.1.8.2. BNDESPAR hereby agrees to guarantee, within the term to exercise the preemptive rights and in the event of excess, until the final period for subscription of excess of shares in the Capital Increase, the subscription and payment of up to one hundred and thirty-nine million, three hundred and seventy-eight thousand, one hundred and seventy-three (139,378,173) common shares issued by VCP in the total amount of two billion, six hundred and forty-eight million, one hundred and eighty-five thousand, two hundred and eighty-seven Reais (R$2,648,185,287.00) (the “BNDESPAR Investment to Subscribe Preferred Shares”). Out of such amount, up to ninety-five million, seven hundred and eighty-nine thousand, four hundred and seventy-four (95,789,474) preferred shares shall be subscribed and paid in cash in the amount of up to one billion, eight hundred and twenty million and six Reais (R$1,820,000,006.00) (the “BNDESPAR Investment in cash”).

3.1.8.3. BNDESPAR shall use the difference in the total amount of eight hundred and twenty-eight million, one hundred and eighty-five thousand, two hundred and seventy-seven Reais and ninety-two cents (R$828,185,277.92) to subscribe and pay in up to forty-three million, five hundred and eighty-eight thousand, six hundred and ninety-eight (43,588,698) preferred shares issued by VCP by means of the Migration, and BNDESPAR hereby agrees to make such option (the “BNDESPAR Investment by Migration”).

3.1.8.4. In the event of failure of acquisition of the ARACRUZ SHARES OF ARAINVEST, the maximum BNDESPAR Investment to Subscribe Preferred Shares shall be reduced to the amount of eight hundred and seventy-six million, seven hundred and seventy thousand, six hundred and fourteen Reais and ninety-two cents (R$876,770,614.92).

3.1.8.5. The subscription and payment of shares by BNDESPAR in the Capital Increase as set forth in Sections 3.1.8.2, 3.1.8.3 and 3.1.8.4 above shall be subject to the proof of subscription and payment of shares by VID as set forth in Sections 3.1.8.1 and 4.2 below.

3.1.8.6. At the time of subscription of shares in the Capital Increase, VCP shall pay BNDESPAR, as a charge for subscription of securities, an amount equivalent to zero point five percent (0.5%) of the total amount of the price of subscription and payment regarding all the shares effectively subscribed and paid in by BNDESPAR in Brazilian currency.

3.1.8.7. After the Capital Increase has been completed, the Board of Directors of VCP shall, if necessary, call a Special Shareholders’ Meeting to ratify said increase and to determine that the depository financial institution of the VCP shares update the list of shareholders in order to reflect the new shareholding structure of the Company.

3.1.9. Subscription and Payment of the second series of Debentures by BNDESPAR: in the event of exercising of the ARAINVEST Tag Along, BNDESPAR shall also subscribe and pay in the equivalent to one hundred and seventy-nine million, nine hundred and ninety-nine thousand, nine hundred and ninety-six (179,999,996.00) of the second series of Debentures (the BNDESPAR Investment to Subscribe Preferred Shares in conjunction with the subscription and payment of the second series of Debentures, the “Additional Investment from BNDESPAR”) on the date of subscription and payment of the preferred shares by BNDESPAR in the Capital Increase pursuant to Sections 3.1.8.2, 3.1.8.3 and 3.1.8.4.

3.1.9.1. If the ARAINVEST Tag Along rights are not exercised, BNDESPAR shall subscribe and pay in all the second series of Debentures in the amount of two hundred and twenty-eight million, five hundred and eighty-five thousand, three hundred and thirty-three Reais (R$228,585,333.00).

3.1.9.2. On the date of payment of the second series of Debentures by BNDESPAR, VID shall pay in the common shares issued by VCP in the Capital Increase in the equivalent amount by using the funds of the second series of Debentures.

3.1.10. Shareholders’ Agreement: the shareholders’ agreement that VID and BNDESPAR hereby undertake to enter into in the form of the draft attached hereto (Exhibit 3.1.10)(the “Shareholders’ Agreement”) shall become effective on the closing date of the Capital Increase and necessarily after the subscription and payment of shares by BNDESPAR.

3.1.11. Public Offering for Acquisition of Shares: Up to the fifteenth (15th) day after implementation of the Acquisition, VID shall register with the Securities Commission — CVM (the “CVM”) a public offering for acquisition of shares pursuant to article 254-A of Law No. 6404/76 and CVM Instruction No. 361/02, intended for the Minority Shareholders of ARACRUZ (the “OPA”).

3.1.11.1. The Minority Shareholders of ARACRUZ that have not fully participated in the Migration shall be entitled to (i) the equivalent to eighty percent (80%) of the price per share set for the Acquisition under the same terms and conditions of the Reviewed Proposal or (ii) fourteen Reais and fifty-six cents (R$14.56) per share, on demand, equivalent to eighty percent (80%) of the price per share set for the Acquisition.

3.1.12. Merger: In up to two hundred and seventy (270) days as of the date of issuance of the Debentures, VID and VCP agree to call and hold shareholders’ meetings of VCP and ARACRUZ in order to analyze the merger of all the shares issued by ARACRUZ (the “Merger”), in which VID and VCP shall vote in favor of the Merger in accordance with the terms and conditions that may be approved by the respective Boards of Directors of the companies involved, and the Parties hereby agree that the definition of the exchange relation between the shares issued by VCP and the shares issued by ARACRUZ shall be preferably based on the market value of the shares issued by said companies, with due regard for the recommendations of the special committees to be formed pursuant to Section 3.1.12.3. below.

3.1.12.1. Upon occurrence of the ARAINVEST Tag Along, the Merger shall take place within one hundred and eighty (180) days counted as from the date of such event.

3.1.12.2. If compliance with any of the periods mentioned in Sections 3.1.12 and 3.1.12.1 is not possible for reasons that are alien to the will of the Parties, VID and VCP shall call shareholders’ meetings necessary for the Merger on the business day following the day of the OPA settlement.

3.1.12.3. In order to commence the measures necessary for the completion of the Merger, VID and VCP shall ensure that VCP and ARACRUZ timely form the independent special committees covered by CVM Advisory Opinion No. 35, dated September 1, 2008, and shall hire the financial institutions that shall be responsible for preparing appraisal reports of the net assets of VCP and ARACRUZ for the purposes of calculating the exchange relation of the shares in the Merger.

3.1.13. Exchange of Debentures: Up to the fifth (5th) business day after the Merger has been approved, with due regard for the terms and conditions of the Deed, BNDESPAR agrees to request that VID exchange the Debentures for common shares issued by VCP for the price per share equal to the price set for the Capital Increase covenanted in the first two hundred and seventy (270) days for the accumulated variation of the daily average Extra-group DI (Interbank Deposit of one day) rates, calculated and disclosed by CETIP S.A. — Organized Over-the-counter Assets and Derivatives Market, as set forth in the Deed, after which the Debentures shall be terminated.

3.1.13.1. Once the exchange of Debentures has been requested, VID shall make available to BNDESPAR common shares issued by VCP subject to exchange until the fifth (5th) business day after the request for exchange.

3.1.13.2. The failure to approve the Merger by act or omission of VID shall entitle BNDESPAR to exercise the BNDESPAR Put Option as defined in Section 3.1.15. below and governed by the agreement attached to this Investment Agreement.

3.1.14. Adhesion to the BOVESPA’s New Market: VID and VCP agree, provided that the Criterion for Adhesion to the New Market has been verified as defined below, to adopt all the necessary measures so that VCP can adhere to the BOVESPA’s New Market, thereby adapting its by-laws to the New Market Listing Regulations (the “Adhesion to the New Market”), based on the exchange relation of one (1) preferred share to each zero point ninety-one (0.91) common share.

3.1.14.1. The Criterion for Adhesion to the New Market contemplated above shall be deemed verified if thirty-five percent (35%) of the variable averages of closing rates of preferred shares issued by VCP in the last sixty (60) days, with at least forty percent (40%) of such percentage corresponding to consecutive periods, reach an amount exceeding the equity value of said shares, ascertained based on the last balance sheet approved at a shareholders’ meeting (the “Criterion for Adhesion to the New Market”).

3.1.14.2. For the purposes of ascertainment of the Criterion for Adhesion to the New Market, successive periods of one hundred and eighty (180) days shall be taken into account, the first of which shall be counted as from the date of issuance of the Debentures. The variable averages above shall be verified on a daily basis in each of such periods. At the end of each of such periods, the variable averages verified in the immediately preceding period shall be disregarded and a new verification shall take place.

3.1.14.3. The ascertainment of the Criterion for Adhesion to the New Market in the first two periods shall only commence as from the date of the Merger. Should the Merger take place in the first period of one hundred and eighty (180) days, the verification of the variable averages shall commence on the first day of the subsequent period. Should the Merger take place in the second period, the verification of the variable averages shall commence in the third period. As from the third period, the ascertainment of the Criterion for Adhesion to the New Market shall occur irrespective of the Merger.

3.1.14.4. After the Criterion for Adhesion to the New Market has been verified, VID and VCP shall ensure that in the sixty (60) subsequent days an announcement of the VCP relevant matter about Adhesion to the New Market is published and the necessary shareholders’ meetings are called to pass resolutions on said adhesion.

3.1.14.5. For the purposes of compliance with the obligation set forth in Section 3.1.14., VID hereby agrees to take all the necessary measures, including its favorable vote at shareholders’ meetings in order to implement the necessary amendments to VCP’s by-laws as well as to ensure that if the legal quorum for approval at a special shareholders’ meeting has not been reached on first call, a special shareholders’ meeting of owners of preferred shares issued by VCP take place on second call.

3.1.14.6. In order to make the adhesion to the New Market possible and provided that the conditions mentioned in this Section 3.1.14 are met, BNDESPAR shall vote at annual and special shareholders’ meetings in favor of the conversion of preferred shares issued by VCP into common shares.

3.1.14.7. If the Criterion for Adhesion to the New Market is verified and VID and/or VCP fail to comply with the provisions of Section 3.1.14.4 and 3.1.14.5 above, BNDESPAR may exercise its put option of shares issued by VCP owned by it, as contemplated in the agreement attached hereto, mentioned in Section 3.1.15.

3.1.14.8. If, although all the measures for Adhesion to the New Market incumbent upon VID and VCP pursuant to this Investment Agreement have been adopted and the Criterion for Adhesion to the New Market has been verified, the Adhesion to the New Market has not been implemented for reasons that are alien to the will of VID and VCP at the end of one (1) year counted as from the date of the shareholders’ meetings mentioned in Section 3.1.14.6 above, VID or VCP shall renew the measures established in Sections 3.1.14.4 and 3.1.14.5, unless the Criterion for Adhesion to the New Market is not verified on said occasion, in which event the renewal of the measures shall take place as soon as the Criterion for Adhesion to the New Market is verified. The procedure set forth in this Section shall be repeated successively at each one (1)-year period.

3.1.14.9. If, although all the measures for Adhesion to the New Market incumbent upon VID and VCP pursuant to this Investment Agreement have been adopted and the Criterion for Adhesion to the New Market has been verified, the Adhesion to the New Market has not been implemented for reasons that are alien to the will of VID and VCP at the end of four (4) years counted as from the date of issuance of the Debentures, BNDESPAR may exercise the BNDESPAR Put Option as defined in Section 3.1.15 below and to this Investment Agreement.

3.1.14.10. If the Criterion for Adhesion to the New Market has not been verified after four (4) years as from the date of issuance of Debentures, BNDESPAR may also exercise the put option of the shares issued by VCP owned by it, as governed by the agreement attached hereto contemplated in Section 3.1.15.

3.1.15. Call Options and Put Options: Pursuant to the Call Option and Put Option Agreement of Common and Preferred Shares Issued by VCP (Exhibit 3.1.15), the following is established: (i) VID’s right rather than obligation to acquire from BNDESPAR a certain number of common shares issued by VCP under certain conditions and (ii) BNDESPAR’s right rather than obligation to sell to VID a certain number of preferred and/or common shares issued by VCP under certain conditions.

CHAPTER IV — CONDITIONS PRECEDENT

4.1. The Initial Investment from BNDESPAR as well as other obligations of BNDESPAR contemplated herein regarding said investment shall be subject to full compliance with the following formalities in a manner deemed acceptable by BNDESPAR (Conditions Precedent for the Initial Investment from BNDESPAR):

(a) submission to BNDESPAR of a document formalizing the Reviewed Proposal and containing the Families’ formal acceptance with the final terms and conditions negotiated among VID, VCP and the Families for the acquisition of the ARACRUZ SHARES, to wit: aggregate price of two billion, seven hundred and ten million Reais (R$2,710,000,000.00), to be paid in six (6) semiannual installments, of which the first four shall be in the amount of five hundred million Reais (R$500,000,000.00) each, the fifth in the amount of four hundred and ten million Reais (R410,000,000.00), and the sixth and last installment in the amount of three hundred million Reais (R$300,000,000.00), all without indexation, and one hundred million Reais (R$100,000,000.00) from the amount of the second installment shall be credited to the Families to be used in the payment of any excess of shares to be subscribed in the Capital Increase;

(b) submission to BNDESPAR of a document formalizing ARAINVEST’s exercise of the ARAINVEST Tag Along within the scope of the Acquisition and under the exact terms and conditions of the Reviewed Proposal as described in item (a) above, necessarily containing the date set forth for the financial settlement of the acquisition of the ARACRUZ SHARES OF ARAINVEST;

(c) publication of the Relevant Matter pursuant to the provisions of Section 3.1.1;

(d) evidence that the creditor financial institutions representing eight percent (80%) of the face value of all the debts due and arising from the derivatives agreements mentioned in ARACRUZ’s relevant matters published on September 25 and October 2, 2008, negotiated with ARACRUZ and expressly adhered, even by electronic mail, to the term sheet (the “Pre-Agreement”), binding on the parties and containing the essential conditions for refinancing said debts, such conditions being deemed acceptable by BNDESPAR, and the provision for the consequent termination of the derivatives agreements mentioned in said relevant matters;

(e) evidence, upon submission of a legal opinion from a law firm with reputable technical capability and specialization accepted by BNDESPAR, that the Pre-Agreement is binding on the parties thereto;

(f) submission of the Minutes of the Special Shareholders’ Meeting of VID, duly filed with the Commercial Registry of the State of São Paulo, in which the issuance of the Debentures has been duly approved pursuant to the Deed;

(g) submission of the Debentures Deed duly filed with the Commercial Registry of the State of São Paulo;

(sic)

(h) submission of the subscription list and the receipt of payment of the first series of Debentures;

(g)(sic) submission by VID and VCP of a Debt Clearance Certificate Regarding Social Security Contributions and Third Parties — CND (or a Liability Certificate with Clearance Effects) issued by Brazil’s Federal Revenue Office;

(h) submission by VID and VCP of a Certificate of Good Standing with the Unemployment Compensation Fund (FGTS) issued by the Federal Savings Bank;

(i) inexistence of a default of any kind before the BNDES System on the part of VCP, VID or a company of the economic group to which they belong, with economic group being defined pursuant to the Provisions Applicable to BNDES Agreements attached hereto;

(j) inexistence of a new economic-financial fact which, according to the evaluation of the BNDES System, may prevent the completion of the Transaction and/or significantly undermine the payment capacity of VID and VCP;

(k) inexistence of enrollment of VID and VCP with the Employers Record stating that they have maintained workers in conditions similar to slave labor conditions, created by Ordinance No. 540, dated October 15, 2004, of the Ministry of Work and Employment, to be verified by the BNDES upon INTERNET inquiry at the address www.mte.gov.br;

(l) inexistence of a final sentence not subject to appeal regarding the performance of acts by VID and VCP resulting in violation of laws against race or gender discrimination, child labor or slave labor; and

(m) submission by VID and VCP of other documents required by applicable laws or rules that are necessary for the completion of the BNDESPAR Investment.

4.1.1. The condition precedent set forth in letter (b) of Section 4.1. above shall only be required by BNDESPAR if the ARAINVEST Tag Along is exercised.

4.2. In addition to the Conditions Precedent for the Initial Investment from BNDESPAR and the Additional Investment from BNDESPAR, as regulated hereunder, as well as the other obligations of BNDESPAR related to said investments shall be subject to full compliance with the following formalities in a manner deemed acceptable by BNDESPAR:

(a) evidence that ARACRUZ entered into a final agreement pursuant to the terms and conditions defined in the Pre-Agreement (the “Final Agreement”) with the creditor financial institutions representing eighty percent (80%) of the face value of all the debts due and arising from the derivatives agreements mentioned in ARACRUZ’s relevant matters published on September 25 and October 2, 2008 (the “Debt”), accompanied by evidence, upon submission of a legal opinion from a law firm with reputable technical capability and specialization accepted by BNDESPAR, that the Final Agreement is valid and effective as well as binding on the parties thereto, or submission of a legal opinion from a law firm with reputable technical capability and specialization accepted by BNDESPAR stating that (a) the Pre-Agreement remains binding on the parties thereto and (b) there is no legal impediment to the regular execution of the Final Agreement pursuant to the terms and conditions defined in the Pre-Agreement;

(b) submission of the final purchase and sale agreement formalizing the acquisition of the ARACRUZ SHARES and, as the case may be, the acquisition of the ARACRUZ SHARES OF ARAINVEST, containing the terms and conditions of the Reviewed Proposal according to which the ARACRUZ SHARES were acquired and, as the case may be, the ARACRUZ SHARES OF ARAINVEST, accompanied by evidence, through a document issued by the depository financial institution of the VCP shares stating that the ARACRUZ SHARES and, as the case may be, the ARACRUZ SHARES OF ARAINVEST are directly or indirectly owned by VCP;

(c) submission of a due diligence report to be prepared by an audit of reputable specialization certifying in relation to ARACRUZ (i) the effective transformation of ninety-seven percent (97%) of the derivatives transactions with derivatives into the Debt, as announced in the relevant matter disclosed on November 3, 2008; (ii) the total amount and payment conditions of the derivatives transactions mentioned in the relevant matters of ARACRUZ published on September 25 and October 2, 2008, still outstanding; (iii) the total amount of the Debt; (iv) the restructuring of at least eighty percent (80%) of the total face value of the Debt and the amortization period conditions and the cost of said restructuring, (v) the total amount, amortization period and cost regarding the portion of twenty percent (20%) of the total face value of the Debt if it has not been restructured yet; (vi) that the maximum financial net indebtedness of ARACRUZ on the Closing Date does not exceed an amount in R$ equivalent to four billion and five hundred million US Dollars (US$4,500,000,000.00); and certifying in relation to VCP that (i) the maximum financial net indebtedness of VCP on the Closing Date does not exceed an amount in R$ equivalent to five billion US Dollars (US$5,000,000,000.00); and the parties hereby agree that the conditions mentioned in items (ii), (iv) and (v) of this item (c) are subject to the approval of BNDESPAR;

(d) submission of the minutes of the shareholders’ meeting of VCP in which the Capital Increase has been duly approved pursuant to this Investment Agreement, in due compliance with applicable legal formalities;

(e) submission of an instrument of assignment by VID on behalf of BNDESPAR concerning the preemptive rights that it has in the Capital Increase as defined herein;

(f) submission of the subscription lists and the receipt of payment of shares issued by VCP and the second series of Debentures issued by VID relative to the Additional Investment from BNDESPAR;

(g) submission of the subscription lists and a document proving the payment of shares issued by VCP corresponding to the VID Investment and the Additional AFAC;

(h) submission by VID and VCP of the certificate of good standing set forth in Section 4.1., letters (g) and (h); and

(i) compliance with the provisions of Section 4.1.; letters (i) and (m).

CHAPTER V — REPRESENTATIONS AND WARRANTIES OF VID, VCP AND VPAR

5.1. VID, VCP and VPAR represent and warrant to BNDESPAR that:

(a) the execution of this Agreement as well as the undertaking of and compliance with obligations arising herefrom do not depend on any authorizations from its decision-making and executive bodies nor do they depend on any prior resolutions from the shareholders that may be required by virtue of any agreements, which have not already been obtained prior to the execution hereof;

(b) its legal representatives signing this Agreement have the necessary powers to undertake the obligations determined hereunder and, as attorneys-in-fact, their powers have been lawfully granted and the corresponding powers of attorney are fully effective; and

(c) the execution of this Investment Agreement as well as the undertaking of and compliance with obligations arising herefrom shall not directly or indirectly result in the total or partial breach of (i) any agreements or commitments of any kind entered into before the date of execution hereof to which VID, VCP and/or VPAR are parties; (ii) any statutory or regulatory rules to which VID, VCP and/or VPAR are subject; and (iii) any judicial or administrative order or decision, even if preliminary, affecting VID and/or VPAR.

(d) there is no other agreement, nor shall there be any other agreement entered into by VID and/or VCP preventing compliance with the obligations set forth herein.

5.2. VCP represents and warrants to BNDESPAR that:

(a) there are no other derivatives agreements entered into by ARACRUZ which are not in full compliance with the Financial Policy approved by the board of Directors of ARACRUZ , except for those mentioned in the relevant matters of ARACRUZ published on September 25 and October 2, 2008; and

(b) the information provided by VCP in the relevant matter published October 13, 2008, concerning the situation of VCP in relation to the derivatives transactions is true and has not suffered changes.

CHAPTER VI — CLOSING DATE

6.1. The Closing Date shall be deemed the date of execution hereof.

CHAPTER VII — ADDITIONAL OBLIGATIONS OF VID, VCP and VPAR

7.1. VID, VCP and VPAR undertake before BNDESPAR to comply with the following obligations:

(a) to adopt measures and actions intended to avoid or correct damages to the environment, occupational medicine and safety which may be caused on account of the activities carried out by VCP and/or its controlled companies;

(b) to maintain in good standing its obligations with regard to federal, state and municipal taxes, social security contributions and obligations relative to the Unemployment Compensation Fund (FGTS) as well as with the proper Environmental Agencies;

(c) to use the funds regarding the BNDESPAR Investment solely for the purposes mentioned herein; and

(d) to comply, as the case may be, with the “PROVISIONS APPLICABLE TO BNDES AGREEMENTS” approved by Resolution No. 665, dated December 10, 1987, as partially amended by Resolution No. 775, dated December 16, 1991, by Resolution No. 863, dated March 11, 1996, by Resolution No. 878, dated September 4, 1996, by Resolution No. 894, dated March 6, 1997, by Resolution No. 927, dated April 1, 1998, by Resolution No. 976, dated September 24, 2001, and by Resolution No. 1571, dated March 4, 2008, all from the Executive Board of the BNDES, published on the Federal Official Gazette (Section I), dated December 29, 1987, December 27, 1991, April 8, 1996, September 24, 1996, March 19, 1997, April 15, 1998, October 31, 2001 and March 25, 2008, respectively, for all legal purposes and effects, even with regard to the events of breach of contract (“Exhibit 7.1(d)”).

7.2. VID and VCP agree to conclude, within one hundred and eighty (180) days counted as from the date of execution hereof, a final agreement with the creditor financial institutions representing eight percent (80%) of the face value of all the debts due and arising from the derivatives agreements mentioned in ARACRUZ’s relevant matters published on September 25 and October 2, 2008, pursuant to the Pre-Agreement or in equivalent or more favorable conditions to ARACRUZ.

7.2.1. The term included in Section 7.2 above shall be automatically extended for no later than one hundred and eighty (180) days if the Final Agreement has not been concluded yet and provided that VID and/or VCP submit to BNDESPAR in writing the reasons why the execution of the Final Agreement was not possible.

7.2.2. Should VID and VCP fail to conclude the Final Agreement with the aforementioned financial institutions within three hundred and sixty (360) days counted as from the execution hereof, BNDESPAR may exercise the put option of the shares issued by VCP owned by it under the terms and conditions of the Call Option and Put Option Agreement of Common and Preferred Shares Issued by VCP included in Exhibit 3.1.15.

7.2.3. BNDESPAR may also exercise the put option of the shares issued by VCP owned by it under the terms and conditions of Exhibit 3.1.15 if, after the Final Agreement has been executed under the foregoing terms, it (i) is terminated by voluntary default of ARACRUZ or (ii) is annulled by an arbitral or judicial decision rendered within one hundred and eighty (180) days after the execution of the Final Agreement.

7.3. VID and VCP further agree to comply with applicable laws and to submit the Transaction described herein to the regulatory agencies, including the Securities Commission (CVM) and the Brazilian Antitrust System.

CHAPTER VIII — INDEMNITY

8.1. After the Acquisition, if VCP and/or ARACRUZ or any other company of the Votorantim group is bound by a final arbitral or judicial decision or by an irrevocable and irreversible amicable settlement to indemnify one or more owners of securities issued by ARACRUZ by operation of judicial proceedings that said owners are bringing or may bring against ARACRUZ on account of the financial transactions announced in the relevant matters of September 25 and October 2, 2008, VID and/or VCP and/or their successors agree to indemnify BNDESPAR in Brazilian currency for the total amount of losses incurred in the proportion of the equity interest held by BNDESPAR in VCP.

CHAPTER IX — CONFIDENTIALITY

9.1. As from the date of execution hereof, the Parties agree to maintain confidential all the confidential documents and information regarding VCP or ARACRUZ or the Parties, including non-public information concerning the proposed or potential commercial strategy, transactions, financial matters and other matters relative to VCP or ARACRUZ or the Parties (the “Confidential Information”), unless it may be evidenced that such information: (i) is found in the public domain, irrespective of fault of any of the Parties; or (ii) was subsequently and legally acquired by any of the Parties from other sources without breaching any law, regulation, an order from a governmental authority or a confidentiality obligation . The Confidential Information may only be disclosed in the event that any of the Parties is compelled to disclose the Confidential Information by operation of law, regulation, an order from a governmental authority or on account of a final judicial decision. Each of the Parties may at any time request from the other Party clarifications on the Confidential Information disclosed by it.

CHAPTER X — EFFECTIVENESS

10.1 This Investment Agreement shall become effective on the Closing Date and shall remain effective for the time necessary for the compliance with the obligations contemplated herein.

10.2. Notwithstanding the provisions of Section 10.1, this Investment Agreement shall be terminated if the Conditions Precedent for the Initial Investment from BNDESPAR are not implemented by the end of the period for exercising the preemptive rights in the Capital Increase and one of the Parties notifies the other Parties of the termination hereof.

10.3. Notwithstanding the provisions of Section 10.1, this Investment Agreement shall be terminated by operation of law if ARAINVEST exercises its preemptive rights.

10.4. At any time before the completion of the Initial Investment from BNDESPAR, VID and VCP, at their sole discretion, may waive the Acquisition, in which event they shall immediately notify BNDESPAR of their decision and shall deem this Agreement terminated, and a charge for the reserve of funds in the amount of twelve million Reais (R$12,000,000.00) shall be due to BNDESPAR.

CHAPTER VI — MISCELLANEOUS

11.1. Breach of Non-financial Obligations. In the event of breach of any non-financial obligation undertaken by VID and VPAR hereunder, the PROVISIONS APPLICABLE TO BNDES AGREEMENTS shall apply, especially articles 39 and 40 contemplating the possibility of acceleration of maturity of the agreements entered into with the BNDES System to which VID, VCP and/or VPAR are parties.

11.2. Disclosure. VCP agrees, as a publicly-held company, to proceed with the disclosure required by applicable law of the terms and conditions hereof.

11.3. Irrevocability and Assignment. This Investment Agreement is entered into irrevocably and irreversibly, except in the events set forth herein, and it is binding on the Parties and their respective successors on any account and shall not be subject to assignment or transfer, whether wholly or in part, except with the other Parties’ prior consent in writing.

11.4. Intervening Consenting Party. VPAR executes this Agreement in the capacity as intervening consenting party, acknowledges its terms and conditions and agrees to comply with all of its obligations in the conditions set forth herein.

11.5. Invalidity. If any term or provision stipulated herein is deemed null, illegal, unenforceable or inapplicable by virtue of a legal provision or a final judicial decision, all the other conditions and provisions contained herein shall remain fully effective, in which event the Parties shall negotiate in good faith an amendment hereto aimed at reestablishing the original scope of the Parties to the best extent possible.

11.6. Waiver of Rights. On the best terms of the law, the Parties acknowledge that, except as expressly provided for herein: (i) the failure to exercise, the extension of a period, the forbearance, or the delay to exercise any right that is ensured by this Investment Agreement or by applicable law shall not be deemed a novation or waiver of such right; (ii) the partial exercise of such right shall not prevent the subsequent exercise of the rest of such right, or the exercise of any other right; (iii) the waiver of any right shall only be valid if granted in writing; and (iv) the waiver of a right shall be construed restrictively and shall not be deemed a waiver of any other right granted hereunder.

11.7. Amendments. The provisions hereof may only be amended or waived by means of a written instrument executed by all the Parties.

11.8. Communications: All the notices and notifications or any other kind of communication to be delivered pursuant to this Investment Agreement shall be addressed as follows, at all times in writing:

To BNDESPAR:

Av. República do Chile, 100

Rio de Janeiro, RJ, Brasil

Postal Code: 20031-917

Fax: 21-2220-2907

Attn: Superintendente da Área de Mercados Capitais — AMC (Superintendent of the Capital Market Area)

To VID:

Rua Amauri 255 — 13º andar — Conjunto A

São Paulo, SP, Brasil

Fax: 11 3079-9345

Attn: Mr. Raul Calfat

With a copy to:

Rua Amauri 255 — 13º andar — Conjunto A

São Paulo, SP, Brasil

Fax: 11 3079-9345

Attn: Mr. Alexandre D’Ambrósio

To VCP:

Alameda Santos, 1357 — 8º andar

São Paulo, SP, Brasil

Fax: 11 2138-4066

Attn: Mr. José Luciano Duarte Penido

With a copy to:

Rua Amauri 255 — 13º andar — Conjunto A

São Paulo, SP, Brasil

Fax: 11 3079-9345

Attn: Mr. Alexandre D’Ambrósio

11.9.1. Notices and notifications or any other form of communication shall be deemed delivered on the date included in the return receipt, on the date of acknowledgment of receipt of the fax message or on the date of formalization of the judicial or extrajudicial notification.

11.9.2. Copies of any and all correspondence exchanged between the Parties on the matters included therein shall be sent to the other Parties as applicable.

11.9.3. Any changes in the addresses above shall be immediately communicated to the Parties and in the absence of said communication, the correspondence sent to the old address shall be deemed correctly sent and received for all factual and legal purposes.

11.9. Specific Performance. The obligations undertaken herein shall be subject to specific performance and the aggrieved Party shall be entitled to use any procedure to see the terms hereof respected and the obligations undertaken herein complied with.

11.10. Applicable Law, Arbitration and Jurisdiction. This Investment Agreement shall be governed by and construed according to the laws of the Federative Republic of Brazil. The Parties agree that any dispute arising out of this Investment Agreement which cannot be amicably settled by the Parties within a period of thirty (30) consecutive days not subject to extension shall be resolved by the BOVESPA’s Market Arbitration Chamber (the “Arbitration Chamber”) pursuant to its Regulations (except with regard to the periods set forth therein, which shall be considered tripled), and this Section 11.10 shall be deemed an arbitration clause for the purposes of the provisions of paragraph 1 of article 4 of Law 9307/96. The conduction and development of the arbitration proceedings shall be equally incumbent upon the Arbitration Chamber.

11.10.1. The Arbitral Tribunal shall be composed of three (3) arbitrators, one of which shall be appointed by the Party intending to commence arbitration, the other arbitrator shall be appointed by the other Party and the third arbitrator, who shall serve as Chairman of the Arbitral Tribunal, shall be appointed by the arbitrators selected by the Parties. Should any of the Parties fail to appoint an arbitrator and or should the arbitrators appointed fail to reach a consensus as to the third arbitrator, the Chairman of the Arbitration Chamber shall appoint the third arbitrator as soon as possible.

11.10.2. The Parties acknowledge that any arbitration order, decision or determination shall be final and binding and shall constitute a judicial execution instrument binding on the Parties and their successors, who agree to comply with the provisions of the arbitration award, regardless of judicial execution.

11.10.3. Notwithstanding the foregoing, each Party remains entitled (a) to obtain any “provisional measures” that are necessary before commencement of the arbitration proceedings and such measure shall not be construed as a waiver of the arbitration proceedings by the Parties; (b) to enforce any arbitration decision, including the final arbitration award; and (c) to guarantee the formation of the arbitral tribunal. For such purpose, the Parties hereby elect the courts of the Judicial District of Rio de Janeiro, State of Rio de Janeiro, waiving any other court however privileged it may be.

In witness whereof, the Parties and VPAR hereby execute this Agreement in three (3) counterparts of equal contents and form in the presence of the two witnesses identified below.

The pages of this Agreement have been initialed by attorney(s) of the BNDES System, upon authorization of the legal representative(s) who signed it.

Rio de Janeiro, January 19, 2009

(signature page of the Investment Agreement entered into on January 19, 2009)

BNDES PARTICIPAÇÕES S.A. — BNDESPAR

1. (sgd)

Name: Luciano Coutinho

Title: Chief Executive Officer

2. (sgd)

Name: Eduardo (illegible)

Title: Executive Officer of BNDESPAR

VOTORANTIM INDUSTRIAL S.A.

1. (sgd)

Name: Alexandre Silva D’Ambrósio

Title: (illegible)

2. (sgd)

Name: (illegible)

Title: (illegible)

VOTORANTIM CELULOSE E PAPEL S.A.

1. (sgd)

Name:

Title:

2. (sgd)

Name:

Title:

Intervening Consenting Party:

VOTORANTIM PARTICIPAÇÕES S.A.

1. (sgd)

Name:

Title:

2. (sgd)

Name:

Title:

Witnesses:

1. (sgd)

Name: Vania Cristina Nascimento

ID RG: (illegible)204-4 IFP

Taxpayer Card CIC: 66(illegible)7-15

2. (sgd)

Name: Edson da Silva Medeiros

ID RG: 073856630 IFP

Taxpayer Card CIC: (illegible)

(sgd)

Mota Fernandes Rocha Advogados

(sgd)

Alice Ferreira Lopes

Manager

AMC/DEMEC/GEJUR1

(sgd)

Bruno Luiz dos Santos

Manager

AMC/DEINV/GEJUR3

Exhibit 3.1.2 to Investment Agreement

Deed

English Summary: Exhibit 3.1.2: Instrumento Particular de Escritura da 2a Emissão Privada de Debentures Não Conversíveis e com Cláusula de Permuta da Votorantim Industrial S.A., com Garantias Flutuante e Fidejussória (Private Instrument of 2nd Issuance of Non-Convertible Debentures and with Exchange Clause of Votorantim Industrial S.A., with Floating Charge and Personal Guarantee) (“Agreement”):

•      Total amount raised of R$628,585,341.00 upon the issuance of 628,585,341 debentures par value R$1.00 each, being: (i) 400,000,008 1st Series Debentures and (ii) 228,585,333 2nd Series Debentures.

•      Use of Proceeds: exclusively for the capitalization by the issuer of its controlled company Votorantim Celulose e Papel S.A. in order to: (i) fund the acquisition of common shares of Aracruz Celulose S.A., (ii) integrate the activities of Votorantim Celulose e Papel S.A. and Aracruz Celulose S.A., resulting in the world’s largest eucalyptus cellulose producer and (iii) perform the posterior listing of Votorantim Celulose e Papel S.A. on the Novo Mercado segment of BM&FBOVESPA S.A. - Bolsa de Valores Mercadorias e Futuros (the Brazilian Mercantile & Futures and Stock Exchange).

•      Issuance Date: January 19, 2009.

•      Due Date: January 19, 2013.

•      For additional information, please refer to Item A2 of the “Other Recent Developments” under “Item 4 - Information on Fibria” of the 2009 Annual Report.

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ANEXO 3.1.2 DO ACORDO DE INVESTIMENTO

INSTRUMENTO PARTICULAR DE ESCRITURA DA 2a EMISSÃO PRIVADA DE

DEBÊNTURES NÃO CONVERSÍVEIS E COM CLÁUSULA DE PERMUTA DA

VOTORANTIM INDUSTRIAL S.A., COM GARANTIAS FLUTUANTE E

FIDEJUSSÓRIA

VOTORANTIM INDUSTRIAL S.A., com sede na cidade de São Paulo, Estado de São Paulo. na Rua Amauri, n.° 255, 13.° andar, cj. A, inscrita no CNPJ/MF sob o n.° 03.407.049/0001-51, neste ato representada na forma de seu Estatuto Social, doravante denominada simplesmente “EMISSORA” ou “COMPANHIA”: e

VOTORANTIM PARTICIPAÇÕES S.A., com sede na cidade de São Paulo, Estado de São Paulo, na Rua Amauri, n.° 255/10° andar, inscrita no CNPJ/MF sob o n.° 61.082.582/0001-97, neste ato representada na forma de seu estatuto social, doravante denominada simplesmente “ACIONISTA GARANTIDORA”;

RESOLVEM firmar o presente Instrumento Particular de Escritura da 2a Emissão Privada de Debêntures Não Conversíveis e com Cláusula de Permuta, com Garantia Flutuante e Fidejussória (“ESCRITURA”), mediante as seguintes cláusulas e condições:

CLÁUSULA I - DA AUTORIZAÇÃO

A presente ESCRITURA é celebrada com base na deliberação da Assembléia Geral Extraordinária de acionistas da EMISSORA, realizada em [•] (“AGE”).

CLÁUSULA II - DOS REQUISITOS

A emissão das DEBÊNTURES (“EMISSÃO’’’) será feita com observância dos seguintes requisitos:

1.                                   REGISTRO DA ESCRITURA

A presente ESCRITURA será arquivada na Junta Comercial do Estado de São Paulo e, se for o caso, seus aditamentos serão averbados no mesmo registro, de acordo com o disposto no inciso II e no parágrafo 3°, do artigo 62, da Lei n.° 6.404, de 15 de dezembro de 1976 (“LEI DAS SOCIEDADES POR AÇÕES”).

2.                                   ARQUIVAMENTO E PUBLICAÇÃO DA ATA DA ASSEMBLÉIA GERAL EXTRAORDINÁRIA

A ata da AGE que deliberou sobre a EMISSÃO será arquivada na Junta Comercial do Estado de São Paulo sob o n. [•], em [•], e publicada no jornal [•], em [•].

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3.                                     REGISTRO DA EMISSÃO

A EMISSÃO não será objeto de registro perante a Comissão de Valores Mobiliários (“CVM”). uma vez que as debênturés serão objeto de colocação privada, sem qualquer esforço de venda perante investidores.

4.                                     LIMITE DE EMISSÃO

Está sendo observado, para a presente EMISSÃO, o limite estabelecido no art. 60, da LEI DAS SOCIEDADES POR AÇÕES.

5.                                     OBJETO SOCIAL DA COMPANHIA E DA VCP

5.1.                  A COMPANHIA tem por objeto: a participação, no Brasil e no exterior, direta ou indiretamente, em sociedades civis e comerciais, de qualquer natureza, especialmente aquelas voltadas para segmentos industriais e de infra-estrutura, inclusive os setores energético, de mineração e metalurgia, reflorestamento, agro-negócios, química, cimento, concreto e agregados, bem como produção de compostos químicos, filmes, fitas adesivas e embalagens flexíveis; (ii) a administração de seus bens e interesses; e (iii) o exercício de atividades conexas ou relacionadas ao objeto social, direta ou indiretamente, inclusive importação e exportação, incluindo exportação de bebidas, bem como a contratação de fornecimentos e serviços de terceiros por conta e ordem de suas subsidiárias.

5.2.                  A VCP tem por objeto a) a indústria e o comércio, no atacado e no varejo de celulose, papel, papelão e quaisquer outros produtos derivados desses materiais, próprios ou de terceiros; b) comércio, no atacado e no varejo, de produtos destinados ao uso gráfico em geral; c) a exploração de todas as atividades industriais e comerciais que se relacionarem direta ou indiretamente com seu objetivo social; d) a importação de bens e mercadorias relativos aos seus fins sociais; e) a exportação dos produtos de sua fabricação e de terceiros; f) a representação por conta própria ou de terceiros; g) a participação em outras sociedades, no país ou no exterior, qualquer que seja a sua forma e objeto, na qualidade de sócia, quotista ou acionista; h) a prestação de serviços de controle administrativo, organizacional e financeiro às sociedades ligadas ou a terceiros; i) a administração e implementação de projetos de florestamento e reflorestamento, por conta própria ou de terceiros, incluindo o gerenciamento de todas as atividades agrícolas que viabilizem a produção, fornecimento e abastecimento de matéria prima para indústria de celulose, papel, papelão e quaisquer outros produtos derivados desses materiais; e j) a prestação de serviços técnicos, mediante consultoria e assessoria às suas controladas ou a terceiros.

CLÁUSULA III -DAS CARACTERÍSTICAS DA EMISSÃO E DAS DEBÊNTURES

A EMISSÃO das DEBÊNTURES observará as seguintes condições e características:

1.                                    VALOR DA EMISSÃO

O valor da EMISSÃO é de R$ 628.585.341,00 (seiscentos e vinte oito milhões, quinhentos e oitenta e cinco mil, trezentos e quarenta e um reais), na DATA DE EMISSÃO, conforme definida no item 8 desta Clausula III.

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2.                                      VALOR NOMINAL UNITÁRIO

Na DATA DE EMISSÃO, cada uma das DEBÊNTURES terá valor nominal unitário de R$ 1,00 (um real) (o “VALOR NOMINAL UNITÁRIO”‘).

3.                                      NÚMERO DE SÉRIES

A EMISSÃO será realizada em duas séries.

4.                                      QUANTIDADE DE DEBÊNTURES

A COMPANHIA emitirá 628.585.341 (seiscentos e vinte oito milhões, quinhentos e oitenta e cinco mil, trezentas e quarenta e uma) DEBÊNTURES, sendo:

a)                                     400.000.008 (quatrocentos milhões e oito) DEBÊNTURES da 1a série (as “DEBÊNTURES DA 1a SÉRIES; e

b)                                     228.585.333 (duzentos e vinte oito milhões, quinhentos e oitenta cinco mil, trezentas e trinta e três) DEBÊNTURES da 2a série (as “DEBÊNTURES DA 2a SÉRIE”, e quando mencionadas juntamente com as DEBÊNTURES DA 1a SÉRIE, simplesmente “DEBÊNTURES”).

5.                                      DESTINAÇÃO DOS RECURSOS

Os recursos decorrentes da EMISSÃO serão utilizados exclusivamente para a capitalização, pela EMISSORA, de sua controlada Votorantim Celulose e Papel S.A., companhia com sede na cidade de São Paulo, Estado de São Paulo, na Alameda Santos, 1.357, 6o andar, inscrita no CNPJ/MF sob o n.° 60.643.228/0001-21 (a “VCP”), de modo a adequar a estrutura de capital da VCP a fim de permitir a implemementação do projeto que envolve (i) a aquisição de 127.506.457 ações ordinárias de emissão da Aracruz Celulose S.A., sociedade com sede na cidade de Aracruz, no Estado do Espírito Santo, em Barra do Riacho s/n°, inscrita no CNPJ/MF sob o n° 42.157.511/0001-61 (a “ARACRUZ”) de que são titulares as famílias Lorentzen, Moreira Salles e Almeida Braga (“Famílias”) e, se for o caso, a aquisição de 127.506.457 ações ordinárias de emissão da ARACRUZ de propriedade da ARAINVEST Participações S.A. (a “ARAINVEST”) (a “Aquisição”); (ii) a integração das atividades da VCP e da ARACRUZ, resultando dessa união a maior produtora mundial de celulose de eucalipto (a “Incorporação”); e (iii) a posterior adesão da VCP ao Novo Mercado da BM&FBOVESPA S.A. - Bolsa de Valores Mercadorias e Futuros (a “BOVESPA”), adequando o seu estatuto social ao Regulamento de Listagem do Novo Mercado expedido pela BOVESPA (a Aquisição, em conjunto com as etapas (i). (ii) e (iii) acima, doravante denominadas a “Operação”), em conformidade com o Acordo de Investimento celebrado, nesta data, pela EMISSORA, VCP e BNDES Participações S.A - BNDESPAR (o “Acordo de Investimento’’).

6.                                   FORMA

As DEBÊNTURES serão da forma nominativa, não conversíveis em ações de emissão da EMISSORA e com cláusula de permuta por ações ordinárias de emissão da VCP, observados os termos e condições estabelecidos no item 14 abaixo.

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7.                                     ESPÉCIE

As DEBÊNTURES serão da espécie com garantia flutuante e, adicionalmente, terão garantia fidejussória, prestada pela ACIONISTA GARANTIDORA, conforme previsto no item 16 abaixo.

8.                                     DATA DE EMISSÃO

Para todos os efeitos legais, a data desta EMISSÃO será o dia 19 de janeiro de 2009 (“DATA DE EMISSÃO”).

9.                                     VENCIMENTO DAS DEBÊNTURES

9.1.                            As DEBÊNTURES terão vencimento final em 4 (quatro) anos contados da DATA DE EMISSÃO, ou seja, 19 de janeiro de 2013 (“DATA DE VENCIMENTO”)

9.2.                            Na DATA DE VENCIMENTO, a EMISSORA deverá proceder à liquidação total das DEBÊNTURES que ainda se encontrarem em circulação, pelo seu VALOR NOMINAL UNITÁRIO acrescido da REMUNERAÇÃO (conforme definida no item 12 abaixo) incidente até tal data.

10                                 TITULARIDADE DAS DEBÊNTURES

10.1.       A titularidade das DEBÊNTURES será comprovada pelo registro no Livro de Registro de Debêntures Nominativas da Companhia e/ou pelo recibo de integralização das DEBÊNTURES.

11.                              PREÇO DE SUBSCRIÇÃO E INTEGRALIZAÇÃO

11.1                       O preço de subscrição e integralização das DEBÊNTURES será o seu VALOR NOMINAL UNITÁRIO, sem acréscimos.

11.2                       As DEBÊNTURES DA 1a SÉRIE serão integralizadas. em uma única vez, sendo o pagamento à vista, no ato da subscrição, em moeda corrente nacional.

11.3                       As DEBÊNTURES DA 2a SERIE serão integralizadas, em uma única vez, sendo o pagamento à vista, no ato da subscrição, em moeda corrente nacional.

12.                              JUROS REMUNERATÓRIOS

12.1                       As DEBÊNTURES renderão juros correspondentes à variação acumulada das taxas médias diárias dos Dl - Depósitos Interfinanceiros de um dia, Extra-Grupo (a “Taxas DI”), calculadas e divulgadas pela CETIP S.A. - Balcão Organizado de Ativos e Derivativos {a “CETIP”), base 252 dias úteis, de acordo com a fórmula abaixo, pagos conforme item 12.2 abaixo, incidentes sobre o VALOR NOMINAL UNITÁRIO das DEBÊNTURES a partir das respectivas datas de integralização (a “REMUNERAÇÃO”).

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J — VNe x (FatorJuros - I)

onde:

J	=	[valor dos juros devidos no final de cada Período de Capitalização, calculado com 6 (seis) casas decimais sem arredondamento;]
VNe	=	[valor nominal de emissão ou saldo do valor nominal da debênture, informado/calculado com 6 (seis) casas decimais, sem arredondamento;]
FatorJuros	=	[fator de juros composto pelo parâmetro de flutuação acrescido de spread, calculado com 9 (nove) casas decimais, com arredondamento, apurado da seguinte forma:]

FatorJuros = FatorDI x FatorSpread

onde:

FatorDI	=

produtório das Taxas DI com uso do percentual aplicado, da data de início de capitalização, inclusive, até a data de cálculo exclusive, com 8 (oito) casas decimais, com arredondamento, apurado da seguinte forma:

onde:

nDI	=	número total de Taxas DI, sendo “nDI” um número inteiro;
P	=	Percentual aplicado sobre a Taxa DI Over, informado com 2 (duas) casas decimais;
TDIk	=	Taxa DI, expressa ao dia, calculada com 8 (oito) casas decimais com arredondamento, apurada da seguinte forma:

onde:

K	=	1,2, ..., n;
DIk	=	Taxa DI divulgada pela CETIP, utilizada com 2 (duas) casas decimais.

FatorSpread	=

sobretaxa de juros fixos acrescida ao rendimento de uma debênture referenciada em taxas flutuantes, quando não fizer uso de percentual aplicado, calculado com 9 (nove) casas decimais, com arredondamento. apurado da seguinte forma:

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onde:

spread	=	Spread, ou sobretaxa, na forma percentual ao ano, informado com 4 (quatro) casas decimais;
N	=	número de dias úteis entre a data do próximo evento e a data do evento anterior, sendo “n” um número inteiro;
DP	=	número de dias úteis entre o último evento e a data atual, sendo “DP” um número inteiro;
DT	=	número de dias úteis entre o último e o próximo evento, sendo “DT” um número inteiro.

12.2.                     A REMUNERAÇÃO apurada nos termos deste item 12 será paga, durante todo o prazo das DEBÊNTURES, semestralmente a contar da DATA DE EMISSÃO, exceto (i) nos primeiros 270 (duzentos e setenta) dias contados da DATA DE EMISSÃO, período no qual será integralmente capitalizada e incorporada ao VALOR NOMINAL UNITÁRIO e (ii) nos últimos 90 (noventa) dias anteriores à DATA DE VENCIMENTO, ocorrendo o primeiro vencimento de juros, portanto, em 19 de outubro de 2009 e o último em 19 de janeiro de 2013.

12.3.                     A REMUNERAÇÃO apurada nos termos deste item 12 também será paga juntamente com o vencimento antecipado ou liquidação das DEBÊNTURES, e com a permuta de DEBÊNTURES, observado o disposto no item 21 desta Cláusula III, calculada pro rata temporis até o dia do efetivo pagamento.

12.4                        No caso de indisponibilidade temporária da Taxa DI quando do pagamento de qualquer obrigação pecuniária prevista nesta ESCRITURA, será utilizada, em sua substituição, a mesma taxa diária da última Taxa DI conhecida, até a data do cálculo, não sendo devidas quaisquer compensações financeiras, tanto por parte da EMISSORA quanto dos DEBENTURISTAS, quando da divulgação posterior da Taxa DI.

12.5                        No caso de indisponibilidade temporária da Taxa DI por prazo superior a 30(trinta) dias ou, ainda, no caso de sua extinção, a Taxa DI deverá ser substituída pelo substituto determinado legalmente para tanto. No caso de não haver o substituto legal da Taxa DI, os DEBENTURISTAS poderão definir um índice substituto que preserve o valor real da EMISSÃO e a remunere nos mesmos níveis anteriores. Nesse caso, os DEBENTURISTAS comunicarão a alteração, por escrito, à EMISSORA. Até a definição do novo índice, será utilizada, para o cálculo do valor de quaisquer obrigações previstas nesta ESCRITURA, a mesma taxa diária produzida pela última Taxa DI, ou sobretaxa, se houver, até a data da deliberação da Assembléia Geral de Debenturistas.

12.6                        Não há repactuação programada para as DEBÊNTURES.

13.                               COLOCAÇÃO

As DEBÊNTURES serão emitidas para colocação privada, sem qualquer esforço de venda perante investidores.

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14.                               PERMUTABILIDADE DAS DEBÊNTURES

14.1.                     Na hipótese de, até a DATA DE VENCIMENTO, a CONDIÇÃO PRÉVIA ter sidointegralmente satisfeita, as DEBÊNTURES DA 1a SÉRIE deverão ser permutadas por 21.052.632 (vinte e um milhões, cinqüenta e dois mil, seiscentas e trinta e duas) ações ordinárias de emissão da VCP e as 228.585.333 (duzentos e vinte oito milhões, quinhentos e oitenta cinco mil, trezentas e trinta e três) de debêntures da 2a série deverão ser permutadas por 12.030.807 (doze milhões, trinta mil, oitocentos e sete) ações ordinárias de emissão da VCP. Na hipótese de somente 179.999.996 (cento e setenta e nove milhões, novecentos e noventa e nove mil novecentas e noventa e seis) debêntures da segunda série desta EMISSÃO vierem a ser subscritas, tais debêntures serão permutáveis por 9.473.684 (nove milhões, quatrocentos e setenta e três mil. seicentas e oitenta e quatro) ações ordinárias de emissão da VCP, perfazendo assim um total de 30.526.316 (trinta milhões, quinhentos e vinte seis mil, trezentas e dezesseis) ações ordinárias de emissão da VCP, a serem transferidas aos DEBENTURISTAS (“AÇÕES DA PERMUTA”). Em todo caso, a permuta de cada uma das séries das DEBÊNTURES necessariamente envolverá a totalidade das DEBÊNTURES efetivamente subscritas e integralizadas dessa série.

14.1.1.          As AÇÕES DA PERMUTA terão os mesmos direitos estatutariamente garantidos às ações da mesma espécie de emissão da VCP, e farão jus a dividendos integrais e remunerações de capital, bonificações, bem como a quaisquer direitos deliberados em atos societários da VCP, que venham a ser distribuídos pela VCP após a DATA DE EMISSÃO, os quais deverão ser reservados e entregues aos DEBENTURISTAS na data da permuta (caso essa permuta ocorra nos primeiros 270 dias após a DATA DE EMISSÃO), conforme referida no item 14.4 abaixo, devidamente corrigidos pelas Taxas DI até a data do seu efetivo pagamento.

14.1.5.          A EMISSORA declara expressamente ser legítima proprietária das ações ordinárias de emissão da VCP que possam vir a ser objeto de permuta pelas DEBÊNTURES. estando tais ações livres e desembaraçadas de quaisquer ônus ou gravames de qualquer natureza e, ainda, totalmente integralizadas.

14.1.6.          Para os fins desta ESCRITURA, consideram-se DEBÊNTURES em circulação todas as DEBÊNTURES menos as mantidas em tesouraria.

14.1.7.          As DEBÊNTURES não serão permutadas sem que tenha ocorrido a aprovação da Incorporação (“CONDIÇÃO PRÉVIA”). Não obstante, as debêntures poderão ser permutadas, a critério dos DEBENTURISTAS, independentemente da ocorrência da Incorporação, desde que a VCP já tenha aderido às regras do Novo Mercado da Bovespa.

14.2.                     Para fins de permuta, o preço de cada uma das ações que compõem o lote das AÇÕES DA PERMUTA corresponde a R$ 19,00 (dezenove reais) por ação ordinária de emissão da VCP, corrigido pela REMUNERAÇÃO durante os primeiros 270 (duzentos e setenta) dias contados da DATA DE EMISSÃO, conforme previsto no item 12 acima, de modo que a quantidade de AÇÕES DA PERMUTA permaneça inalterada até a DATA DE VENCIMENTO DAS DEBÊNTURES.

14.3.                     A relação de permuta estipulada no item 14.1 acima será simultânea e proporcionalmente ajustada, sem qualquer ônus para os titulares das DEBÊNTURES, sempre que, a partir da DATA DE EMISSÃO, houver aumento de capital por bonificação, desdobramento ou grupamento de ações ordinárias e/ou preferenciais de emissão da VCP, na mesma proporção verificada em tais eventos.

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14.4.                        Para todos os efeitos legais, uma vez solicitada a permuta por qualquer DEBENTURISTA, a data da permuta será considerada aquela em que a EMISSORA deverá disponibilizar as AÇÕES DA PERMUTA. o que deverá ocorrer até o 5° dia útil seguinte à data do recebimento da SOLICITAÇÃO DE PERMUTA ou da implementação da CONDIÇÃO PRÉVIA, conforme definida acima.

14.5.                        A permuta de que trata este item 14 deverá ser formalizada por escrito pelos titulares das DEBÊNTURES à EMISSORA, mediante a entrega de aviso, por escrito e em caráter irrevogável (a “SOLICITAÇÃO DE PERMUTA”), enviado por qualquer dos meios de comunicação e para os endereços de que trata a Cláusula VI desta ESCRITURA.

14.6.                        Com exceção do aumento de capital no âmbito da Operação, até o vencimento final dessa EMISSÃO, e independentemente do período em que as DEBÊNTURES não puderem ser permutadas em razão da não implementação da CONDIÇÃO PRÉVIA, caso a Assembléia Geral ou o Conselho de Administração da VCP delibere aumento de capital por emissão pública ou privada, a preços de emissão inferiores ao preço das AÇÕES DA PERMUTA previsto no item 14.2., a EMISSORA, sem prejuízo da entrega, ao DEBENTURISTA solicitante, das AÇÕES DA PERMUTA, deverá, no prazo de 10 (dez) dias da SOLICITAÇÃO DE PERMUTA, (i) pagar, ao DEBENTURISTA solicitante. o montante correspondente ao produto entre (1) a quantidade de AÇÕES DA PERMUTA relativas àquela SOLICITAÇÃO DE PERMUTA e (2) a diferença entre (a) o preço das AÇÕES DA PERMUTA e (b) o preço de emissão das ações atualizado, desde a data da Assembléia que deliberar o aumento de capital, pelo mesmo critério aplicável ao preço das AÇÕES DA PERMUTA, em conformidade com a fórmula abaixo, ou, a exclusivo critério da EMISSORA, (ii) transferir, ao DEBENTURISTA solicitante, a quantidade de ações definida pelo produto resultante da quantidade de AÇÕES DA PERMUTA e a diferença referida no item (i) (2), dividido pelo preço de emissão das ações atualizado, desde a data da Assembléia que deliberar o aumento de capital, pelo mesmo critério aplicável ao preço de permuta das DEBÊNTURES, devendo corresponder às ações adicionais que o DEBENTURISTA receberia, em conformidade com a fórmula abaixo:

Onde:

Pagamento - pagamento a que se refere o item (i);

Quantidade de AçõesVCP ON - quantidade de ações a que se refere o item (ii);

AçõeSVCP ON - corresponde à quantidade de ações de emissão de VCP ON em que se permutará a quantidade de DEBÊNTURES relativas àquela SOLICITAÇÃO DE PERMUTA;

PP VCP ON - preço de permuta de ações VCP ON previsto no item 14.2;

PE VCP ON - o preço de emissão de ações VCP ON.

14.7.                      Até o vencimento final dessa EMISSÃO, e independentemente do período em que as DEBÊNTURES não puderem ser permutadas em razão da não implementação da CONDIÇÃO

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PRÉVIA, caso a VCP emita debêntures conversíveis em ações, para subscrição pública ou privada, a preços de conversão inferiores ao preço de permuta das DEBÊNTURES fixado no Item 14.2, a EMISSORA, sem prejuízo da entrega ao DEBENTURISTA das AÇÕES DA PERMUTA, deverá, no prazo de 10 (dez) dias da SOLICITAÇÃO DE PERMUTA, (i) pagar, ao DEBENTURISTA solicitante, o montante correspondente ao produto entre (1) a quantidade de AÇÕES DA PERMUTA relativas àquela SOLICITAÇÃO DE PERMUTA e (2) a diferença entre (a) o preço AÇÕES DA PERMUTA previsto no referido item 14.2 e (b) o preço de conversão das debêntures atualizado, desde a data da Assembléia que deliberar a emissão de debêntures conversíveis em ações, pelo mesmo critério aplicável ao preço de permuta das DEBÊNTURES, em confounidade, mutatis mutandis, com a fórmula disposta no item 14.6 acima, ou, a exclusivo critério da EMISSORA, (ii) transferir, ao DEBENTURISTA solicitante, a quantidade de ações definido pelo produto entre a quantidade de ações referido no item (i) (1) e a diferença referida no item (i) (2), dividido pelo o preço de conversão das debêntures atualizado, desde a data da Assembléia que deliberar a emissão de debêntures conversíveis em ações, pelo mesmo critério aplicável ao preço de permuta das DEBÊNTURES, devendo corresponder às ações adicionais que o DEBENTURISTA receberia, referentes exclusivamente ao período da SOLICITAÇÃO DE PERMUTA, em conformidade, mutatis mutandis, com a fórmula disposta no item 14.6. acima.

14.8.                       Até o vencimento final dessa EMISSÃO, e independentemente do período em que as DEBÊNTURES não puderem ser permutadas em razão da não implementação da CONDIÇÃO PRÉVIA, caso a VCP emita bônus de subscrição, a preços de exercício inferiores ao preço de permuta das DEBÊNTURES fixado no item 14.2, a EMISSORA, sem prejuízo da entrega ao DEBENTURISTA das AÇÕES DA PERMUTA. deverá, no prazo de 10 (dez) dias da SOLICITAÇÃO DE PERMUTA, (i) pagar, ao DEBENTURISTA solicitante, o montante correspondente ao produto entre (1) a quantidade de AÇÕES DA PERMUTA relativas àquela SOLICITAÇÃO DE PERMUTA e (2) a diferença entre (a) o preço das AÇÕES DA PERMUTA previsto no referido item 14.2 e (b) o preço de exercício dos bônus de subscrição atualizado. desde a data da Assembléia que deliberar a emissão dos bônus de subscrição, pelo mesmo critério aplicável ao preço de permuta das DEBÊNTURES, em conformidade, mutatis mutandis, com a fórmula disposta no item 14.6 acima, ou, a exclusivo critério da EMISSORA, (ii) transferir, ao DEBENTURISTA solicitante, a quantidade de ações definido pelo produto entre o número de ações referido no item (i) (1) e a diferença referida no item (i) (2), dividido pelo preço de exercício dos bônus de subscrição atualizado, desde a data da Assembléia que deliberar a emissão dos bônus de subscrição, pelo mesmo critério aplicável ao preço das AÇÕES DA PERMUTA, devendo corresponder às ações adicionais que o DEBENTURISTA receberia, referentes exclusivamente ao período da SOLICITAÇÃO DE PERMUTA, em conformidade, mutatis mutandis, com a fórmula disposta no item 14.6 acima.

14.9.                       Até o vencimento final dessa EMISSÃO, e independentemente do período em que as DEBÊNTURES não puderem ser permutadas em razão da não implementação da CONDIÇÃO PREVIA, caso a VCP emita quaisquer títulos conversíveis em ações, para subscrição pública ou privada, a preços de conversão inferiores ao preço das AÇÕES DA PERMUTA fixado no item 14.2, a EMISSORA, sem prejuízo da entrega ao DEBENTURISTA solicitante das AÇÕES DA PERMUTA deverá, no prazo de 10 (dez) dias da SOLICITAÇÃO DE PERMUTA, (i) pagar”, ao DEBENTURISTA solicitante, o montante correspondente ao produto entre (1) quantidade de AÇÕES DA PERMUTA relativas àquela SOLICITAÇÃO DE PERMUTA e (2) a diferença entre (a) o preço de permuta das DEBÊNTURES previsto no referido item 14.2 e (b) o preço de conversão estabelecido para os referidos títulos conversíveis atualizado, desde a data da Assembléia que deliberar a emissão de títulos conversíveis em ações, pelo mesmo critério

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aplicável ao preço das AÇÕES DA PERMUTA, em conformidade, mutatis mutandis, com a fórmula disposta no item 14.6 acima, ou, a exclusivo critério da EMISSORA, (ii) transferir, ao DEBENTURISTA solicitante, a quantidade de ações definido pelo produto entre a quantidade de ações referido no item (i) (1) e a diferença referida no item (i) (2), dividido pelo preço de conversão estabelecido para os referidos títulos conversíveis atualizado, desde a data da Assembléia que deliberar a emissão de títulos conversíveis em ações, pelo mesmo critério aplicável ao preço das AÇÕES DA PERMUTA, devendo corresponder às ações adicionais que o DEBENTURISTA receberia, referentes exclusivamente ao período da SOLICITAÇÃO DE PERMUTA, em conformidade, mutatis mutandis. com a fórmula disposta no item 14.6 acima.

14.10                  As eventuais frações de ações que decorrerem da permuta efetuada com base neste item 14, se houver, serão devidas em moeda corrente nacional, na data da SOLICITAÇÃO DE PERMUTA, devendo seu efetivo pagamento ser realizado até o 5o (quinto) dia útil subseqüente à data de SOLICITAÇÃO DA PERMUTA, pelo VALOR NOMINAL UNITÁRIO acrescido da REMUNERAÇÃO estabelecida no item 12 desta Cláusula III.

15.                              PRÊMIOS

15.1                           Em caso de não realização da permuta, adicionalmente ao pagamento da dívida relativa ao saldo devedor das DEBÊNTURES DA 1a SÉRIE, acrescida da REMUNERAÇÃO e demais encargos do principal, conforme item 24 abaixo e DISPOSIÇÕES APLICÁVEIS (conforme definição abaixo), as DEBÊNTURES farão jus a prêmio (“PRÊMIO DE NÃO REALIZAÇÃO DE PERMUTA”) equivalente à diferença entre (i) a REMUNERAÇÃO e (ii) o percentual de 108% (cento e oito por cento) da variação acumulada das Taxas DI, calculadas e divulgadas pela CETIP, base 252 dias úteis, incidente sobre o VALOR NOMINAL UNITÁRIO das DEBÊNTURES. a partir da data de integralização das DEBÊNTURES DA Ia SÉRIE ou a partir da data de integralização das DEBÊNTURES DA 2ª SÉRIE, conforme o caso. até a data do efetivo pagamento.

15.1.1                 O montante do PRÊMIO DE NÃO REALIZAÇÃO DE PERMUTA será calculado e exigível integralmente na DATA DE VENCIMENTO, exceto em caso de vencimento antecipado, caso em que incidirá o disposto nos itens 15.2 e 15.3, observado o disposto no item 21 desta Cláusula III.

15.2                           Adicionalmente ao pagamento da dívida relativa ao saldo devedor das DEBÊNTURES DA 1a SÉRIE, acrescida da REMUNERAÇÃO e demais encargos do principal, conforme item 24 abaixo e DISPOSIÇÕES APLICÁVEIS (conforme definição abaixo), será devido aos DEBENTUR1STAS um prêmio em razão da liquidação antecipada das DEBÊNTURES DA 1a SÉRIE antes da DATA DE “VENCIMENTO, em decorrência de declaração de vencimento antecipado (“PRÊMIO DE PAGAMENTO ANTECIPADO DAS DEBÊNTURES DA 1a SÉRIE’’), equivalente à diferença entre (i) a REMUNERAÇÃO das DEBÊNTURES DA 1a SÉRIEe(ii) a variação acumulada das Taxas Dl. calculadas e divulgadas pela CETIP, acrescida de um spread de 5% (cinco por cento) ao ano, base 252 dias úteis, incidente sobre o VALOR NOMINAL UNITÁRIO das DEBÊNTURES DA 1a SÉRIE, a partir da data de integralização das DEBÊNTURES DA 1a SÉRIE até a data do efetivo pagamento.

15.2.1                 O montante do PRÊMIO DE PAGAMENTO ANTECIPADO DAS DEBÊNTURES DA 1a SÉRIE será calculado e exigível integralmente na data da liquidação antecipada das DEBÊNTURES DA 1a SÉRIE, observado o disposto no item 21 desta Cláusula III.

15.3                         Adicionalmente ao pagamento da dívida relativa ao saldo devedor das DEBÊNTURES DA 2a SÉRIE, acrescida da REMUNERAÇÃO e demais encargos do principal, conforme item

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24                                    abaixo e DISPOSIÇÕES APLICÁVEIS (conforme definição abaixo), será devido aos DEBENTURISTAS um prêmio em razão da liquidação antecipada das DEBÊNTURES DA 2a SÉRIE antes da DATA DE VENCIMENTO, em decorrência de declaração de vencimento antecipado (“PRÊMIO DE PAGAMENTO ANTECIPADO DAS DEBÊNTURES’ DA 2a SÉRIE”), equivalente à diferença entre (i) a REMUNERAÇÃO das DEBÊNTURES DA 2a SÉRIE e (ii) o percentual de 130% (cento e trinta por cento) da variação acumulada das Taxas DI, calculadas e divulgadas pela CETIP, base 252 dias úteis, incidente sobre o VALOR NOMINAL UNITÁRIO das DEBÊNTURES DA 2a SÉRIE, a partir da data de integralização das DEBÊNTURES DA 2a SÉRIE até a data do efetivo pagamento.

15.3.1                  O montante do PRÊMIO DE PAGAMENTO ANTECIPADO DAS DEBÊNTURES DA 2a SÉRIE será calculado e exigível integralmente na data da liquidação antecipada das DEBÊNTURES DA 2a SÉRIE, observado o disposto no item 21 desta Cláusula III.

16.                               GARANTIAS

Para assegurar o pontual e integral pagamento de quaisquer obrigações decorrentes das DEBÊNTURES, tais como principal da dívida, juros, penalidades e multas, as DEBÊNTURES serão da espécie com garantia flutuante, bem como será constituída garantia fidejussória representada por:

Fiança Corporativa: Nos termos da Carta de Fiança, emitida nesta data, e que constitui ANEXO a esta ESCRITURA, a ACIONISTA GARANTIDORA, por este instrumento e na melhor forma de direito, se obriga perante os DEBENTURISTAS, na qualidade de fiadora e principal pagadora da EMISSORA, a garantir solidariamente o pagamento do valor nominal das DEBÊNTURES acrescido da REMUNERAÇÃO, inclusive encargos moratórios, bem como quaisquer- outros encargos decorrentes de eventuais ações judiciais se necessário, sendo esta fiança irrevogável e irretratável para todos os efeitos legais.

17.                               PRAZO PARA COLOCAÇÃO

O prazo máximo para colocação das DEBÊNTURES pela EMISSORA será de 100 (cem) dias contados de 19 de janeiro de 2009.

18.                               DATA, LOCAL E CÁLCULO DE PAGAMENTO

Todos os pagamentos referentes ao principal e rendimentos a que fazem jus as DEBÊNTURES serão efetuados mediante transferência eletrônica direta (TED) e serão realizados nas datas previstas nesta ESCRITURA, observado o previsto no item 21 abaixo, sendo obseivadas 6 (seis) casas decimais para o cálculo dos valores a serem pagos.

19.                               IMPOSSIBILIDADE DE PAGAMENTO

Caso a EMISSORA seja impossibilitada de realizar- qualquer pagamento, quando devido, a qualquer titular de DEBÊNTURES, por conta da inexatidão ou desatualização das informações cadastrais de tal titulair de DEBÊNTURES junto à EMISSORA, não será devido a tal titular de DEBÊNTURES qualquer juro moratório, multa ou indenização, sendo-lhe, todavia, assegurados os direitos adquiridos até a data da respectiva disponibilização de recursos pela EMISSORA.

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acrescidos da REMUNERAÇÃO das DEBÊNTURES devida desde a data do vencimento da obrigação financeira não cumprida até a data de efetiva disponibilização dos recursos.

20.                               INADIMPLEMENTO

Na ocorrência de inadimplemento de qualquer obrigação assumida pela EMISSORA, nesta ESCRITURA, será observado o disposto nos artigos 40 a 47-A das “Disposições Aplicáveis aos Contratos do BNDES”, parte integrante da presente ESCRITURA na forma de seu ANEXO (as “DISPOSIÇÕES APLICÁVEIS”), sendo certo ainda que. para apuração do saldo devedor vencido, o VALOR NOMINAL UNITÁRIO, bem como os encargos serão calculados pro rata temporis por dias úteis até a data do efetivo pagamento. As DISPOSIÇÕES APLICÁVEIS serão interpretadas de modo que por “Beneficiária” entenda-se a EMISSORA e por “BNDES” entenda-se os DEBENTURISTAS.

21.                               VENCIMENTO EM FINAIS DE SEMANA OU FERIADOS

Todo vencimento relativo a qualquer evento de pagamento das DEBÊNTURES previsto nesta ESCRITURA que ocorra em sábados, domingos ou feriados nacionais ou bancários será, para todos os fins e efeitos jurídicos, prorrogado para o primeiro dia útil subseqüente, sendo os encargos calculados até essa data, inclusive, iniciando-se, a partir dessa data. inclusive, o período seguinte regular de apuração e cálculo dos encargos incidentes sobre as DEBÊNTURES.

22.                              OBRIGAÇÕES ESPECIAIS DA EMISSORA E DA ACIONISTA GARANTIDORA

22.1                          Até a integral liquidação das DEBÊNTURES, observadas as demais obrigações previstas nesta ESCRITURA, a EMISSORA obriga-se a:

a)                                      fornecer aos DEBENTURISTAS:

(i)                                     após o término de cada exercício social, até o último dia útil do prazo legal para sua divulgação, cópias das suas demonstrações financeiras completas relativas ao respectivo exercício social, acompanhadas do relatório da administração e do parecer dos auditores independentes, salvo quando tais informações forem, dentro do referido prazo, disponibilizadas aos titulares de DEBÊNTURES no “site” da EMISSORA;

(ii)                                  informações a respeito da ocorrência de qualquer dos eventos indicados no item 23 abaixo imediatamente após tomar conhecimento do evento ou conforme solicitado pelos DEBENTURISTAS. Essas informações deverão vir acompanhadas de um relatório da EMISSORA contendo a descrição da ocorrência e das medidas que a EMISSORA pretende tomar com relação a tal ocorrência; e

(iii)                               cópia de qualquer correspondência ou notificação judicial ou extrajudicial recebida pela EMISSORA que possa prejudicar a capacidade da EMISSORA de cumprir as obrigações assumidas nesta ESCRITURA, imediatamente após o seu recebimento;

b)                                     fazer publicar, nos prazos e na forma exigida pela legislação societária, suas informações econômico-financeiras; -

c)                                      manter a sua contabilidade atualizada e efetuar os respectivos registros de acordo com os Princípios Fundamentais de Contabilidade do Brasil;

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d)                                     promover, no prazo máximo de 15 (quinze) dias úteis contados da DATA DE EMISSÃO, o registro nos livros de registro de ações nominativas ordinárias da VCP do bloqueio das AÇÕES DA PERMUTA, conforme o seguinte texto:

“[•] ([•]) ações ordinárias de emissão da VCP, representadas pelo presente certificado ou objeto da presente conta de. depósito, estão sujeitas à opção de permuta, de acordo com o Instrumento Particular de Escritura da 2a Emissão Privada de Debêntures Não Conversíveis e com Cláusula de Permuta da Votorantim Industrial S.A., com Garantias Flutuante e Fidejussória celebrado em [•] de [•] de [•].”

A EMISSORA deverá manter, a todo o tempo, bloqueadas para permuta as AÇÕES DA PERMUTA, bem como deverá, sempre que solicitado pelos DEBENTURISTAS, comprovar o bloqueio;

e)                                      convocar- Assembléia Geral de DEBENTURISTAS para deliberar sobre qualquer matéria que direta ou indiretamente se relacione com a presente EMISSÃO;

f)                                        não realizar operações fora de seu objeto social, observadas as disposições estatutárias. legais e regulamentares em vigor;

g)                                     manter-se adimplente com relação a todos os tributos devidos às Fazendas Federal, Estadual ou Municipal, exceto com relação àqueles tributos que sejam contestados de boa-fé pela EMISSORA, nas esferas administrativa e/ou judicial;

h)                                     cumprir, em todos os aspectos relevantes, todas as leis, regras, regulamentos e ordens aplicáveis, em qualquer jurisdição na qual realize negócios ou possua bens, em especial manter-se regular perante os órgãos do meio ambiente e observar a legislação aplicável às pessoas portadoras de deficiência;

i)                                         manter em situação regular suas obrigações junto aos órgãos do meio ambiente, cumprindo a legislação específica ambiental, exceto por aquelas obrigações ou legislações questionadas de boa-fé nas esferas administrativa e/ou judicial;

j)                                         informar  imediatamente aos DEBENTURISTAS acerca da ocorrência de qualquer inadimplemento nos termos desta ESCRITURA;

k)                                      manter válidos e regulares, em todos os aspectos relevantes, todos os alvarás, licenças, autorizações, concessões ou aprovações essenciais ao desenvolvimento das atividades da EMISSORA e de suas controladas;

1)                                      manter, conservar e preservar, em boa ordem e condição de funcionamento, todos os seus bens, relevantes, necessários ou úteis para a devida condução de seus negócios;

m)                                   zelar para que suas demonstrações financeiras e registros contábeis não contenham qualquer informação incorreta ou falsa ou omitam qualquer informação relevante que deva ser divulgada de acordo com os Princípios Fundamentais de Contabilidade do Brasil;

n)                                     não participar de, ou realizar, qualquer operação com partes relacionadas que não seja realizada em condições estritamente comutativas e compatíveis com os parâmetros de mercado;

o)                                     cumprir, no que couber, as “DISPOSIÇÕES APLICÁVEIS AOS CONTRATOS DO BNDES”, aprovadas pela Resolução n° 665, de 10 de dezembro de 1987, parcialmente alteradas pela Resolução n° 775. de 16 de dezembro de 1991, pela Resolução n° 863, de 11 de março de 1996, pela Resolução n° 878, de 04 de setembro de 1996, pela Resolução nº 894, de 06 de março de 1997, pela Resolução n° 927, de 1° de abril de 1998, pela Resolução n° 976, de 24 de  setembro de 2001. e Resolução n° 1.571. de 04 de março de 2008, todas da Diretoria do

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BNDES, publicadas no Diário Oficial da União (Seção I), de 29 de dezembro de 1987, 27 de dezembro de 1991, 08 de abril de 1996, 24 de setembro de 1996. 19 de março de 1997, 15 de abril de 1998, 31 de outubro de 2001 e 25 de março de 2008, respectivamente, para todos os fins e efeitos jurídicos, que constituem ANEXO à presente ESCRITURA;

p)                                     não alienar ou onerar- por exercício fiscal bens integrantes do seu ativo permanente sujeitos a registro de propriedade, acima do limite de 30% (trinta por cento) do valor registrado nessa conta, apurado com base no mais recente balancete trimestral;

q)                                     não realizar investimentos, quando não previstos em orçamento anual, que, isolada ou cumulativamente, dentro de um mesmo exercício fiscal excedam 30% (trinta por cento) do montante aprovado no orçamento de investimentos anual, salvo se aprovado previamente por titulares de DEBÊNTURES representando a maioria das DEBÊNTURES em circulação;

r)                                        na hipótese de ocorrer, em razão da utilização dos recursos oriundos da presente EMISSÃO para a finalidade de que trata o item 5 desta Cláusula III, redução do quadro de pessoal da EMISSORA e/ou de suas controladas, a EMISSORA, durante o período de vigência da presente ESCRITURA, deverá oferecer programa de treinamento voltado para as oportunidades de trabalho na região e/ou programa de recolocação dos trabalhadores em outras empresas.

s)                                      adotar, durante o período de vigência desta ESCRITURA, as medidas e ações destinadas a evitar ou corrigir danos ao meio ambiente, segurança e medicina do trabalho que possam vir a ser causados, pela EMISSORA e/o suas controladas, direta ou indiretamente, em razão da utilização dos recursos oriundos da presente EMISSÃO para a finalidade de que trata o item 5 desta Cláusula III;

t)                                        comunicar aos DEBENTURISTAS, na data do evento, o nome e o CPF/MF de pessoa que. exercendo função remunerada ou estando entre seus proprietários, controladores ou diretores, tenha sido diplomada ou empossada como Deputado(a) Federal ou Senador(a);

u)                                     manter, durante a vigência das DEBÊNTURES, até o seu vencimento final, os seguintes índices apurados semestralmente em demonstrações financeiras consolidadas auditadas por auditores externos registrados na CVM, nos meses de junho e dezembro, referentes aos últimos 12 meses, sob pena de vencimento antecipado caso não sejam atendidos dois ou mais índices, salvo se, em prazo definido pelo(s) DEBENTURISTA(S), forem restabelecidos todos os índices ora previstos:

Nos primeiros 2 (dois) anos contados da DATA DE EMISSÃO.

(i)PL/AT	> ou = 0,2
(ii) Dívida Financeira Líquida / EBITDA	< ou = 6
(iii) Dívida Financeira Líquida de Curto Prazo / EBITDA	< ou = 3
(iv) EBITDA / Despesas Financeiras Líquidas	> ou = 2,5

As definições detalhadas dos indicadores constituem ANEXO III a presente ESCRITURA

Após os primeiros 2 (dois) anos contados da DATA DE EMISSÃO.

(i)PL/AT	> ou = 0,3
(ii) Dívida Financeira Líquida / EBITDA	< ou = 5
(iii) Dívida Financeira Líquida de Curto Prazo / EBITDA	< ou = 2
(iv) EBITDA / Despesas Financeiras Líquidas	> ou = 3

As definições detalhadas dos indicadores constituem ANEXO III apresente ESCRITURA

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22.2. Até a integral liquidação das DEBÊNTURES, observadas as demais obrigações previstas nesta ESCRITURA, a ACIONISTA GARANTIDORA obriga-se a manter os seguintes índices apurados semestralmente em demonstrações financeiras consolidadas auditadas por auditores externos registrados na CVM, nos meses de junho e dezembro, referentes aos últimos 12 meses, sob pena de vencimento antecipado caso não sejam atendidos dois ou mais índices, salvo se, em prazo definido pelo(s) DEBENTURISTA(S), forem restabelecidos todos os índices ora previstos:

Nos primeiros 2 (dois) anos contados da DATA DE EMISSÃO.

(i) PL / AT	> ou	=	0,2
(ii) Dívida Financeira Líquida / EBITDA	< ou	=	6
(iii) Dívida Financeira Líquida de Curto Prazo / EBITDA	< ou	=	3
(iv) EBITDA / Despesas Financeiras Líquidas	> ou	=	2,5

As definições detalhadas dos indicadores constituem ANEXO III à presente ESCRITURA

Após os primeiros 2 (dois) anos contados da DATA DE EMISSÃO.

(i) PL / AT	> ou	=	0,2
(ii) Dívida Financeira Líquida / EBITDA	< ou	=	5
(iii) Dívida Financeira Líquida de Curto Prazo / EBITDA	< ou	=	2
(iv) EBITDA / Despesas Financeiras Líquidas	> ou	=	3

As definições detalhadas dos indicadores constituem ANEXO III à presente ESCRITURA

23.          VENCIMENTO ANTECIPADO DAS DEBÊNTURES

23.1. Além das hipóteses previstas nos artigos 39, 40 e 47-A das DISPOSIÇÕES APLICÁVEIS, DEBENTURISTAS que representem 10% (dez por cento), no mínimo, das DEBÊNTURES em circulação poderão declarar, observados itens 23.2, 23.3 e 23.4 abaixo, antecipadamente vencidas todas as DEBÊNTURES e exigir o imediato pagamento, pela EMISSORA, da dívida relativa ao saldo devedor das DEBÊNTURES (considerando a capitalização do VALOR NOMINAL UNITÁRIO pro rata temporis), acrescida da REMUNERAÇÃO e demais encargos incidentes até a data do pagamento, na ocorrência dos seguintes eventos:

a)             tendo sido efetivada a aquisição das ações de emissão da ARACRUZ de propriedade da ARAINVEST, caso não seja realizada a oferta pública de ações de que trata a Cláusula 3.1.11 do Acordo de Investimento por ato ou omissão da EMISSORA e/ou da VCP;

b)            caso, após a subscrição e integralização das DEBÊNTURES DA 2a SÉRIE, não seja realizada a aquisição das ações de emissão da ARACRUZ de propriedade da ARAINVEST;

c)             caso não seja realizado o aumento de capital de que trata a Cláusula 3.1.7 do Acordo de Investimento, nos termos ali previstos, ou caso não sejam verificadas as condições precedentes de que trata a Cláusula 4.2 do Acordo de Investimento;

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d)             caso qualquer dos órgãos de defesa da concorrência que tenham competência sobre o caso decida por não aprovar a Incorporação;

e)             no caso de a Incorporação de que trata a Cláusula 3.1.12 do Acordo de Investimento celebrado pela EMISSORA, não ser realizada por ato ou omissão da EMISSORA e/ou da VCP;

f)              no caso de ser obrigatória a realização da adesão ao Novo Mercado de que trata a Cláusula 3.1.14 do Acordo de Investimento celebrado pela EMISSORA, esta não seja realizada por ato ou omissão da EMISSORA e/ou da VCP;

g)             caso a EMISSORA não utilize os recursos oriundos da presente EMISSÃO para a finalidade descrita no item 5 da Cláusula III acima;

h)            protesto reiterado de títulos contra a EMISSORA em valor individual que ultrapasse R$ 120.000.000,00 (cento e vinte milhões de reais) ou valor agregado em período de 12 (doze) meses consecutivos, que ultrapasse o correspondente a 5% do patrimônio líquido da EMISSORA, apurado com base no mais recente balancete trimestral, salvo se o protesto tiver sido efetuado por erro ou má-fé de terceiros, e tal fato seja validamente comprovado pela EMISSORA, ou ainda se for por ela sustado, garantido ou cancelado no prazo máximo de 72 (setenta e duas) horas contadas de sua ocorrência;

i)              pedido de recuperação judicial ou extrajudicial ou de auto-falência formulado pela EMISSORA ou declaração de falência da EMISSORA;

j)             dissolução e liquidação da EMISSORA;

k)            não haver sido sanado, no prazo de 10 (dez) dias úteis contados a partir do recebimento da notificação que lhe for enviada por qualquer DEBENTURISTA, o descumprimento de qualquer obrigação prevista nesta ESCRITURA;

1)             declaração de vencimento antecipado de qualquer dívida da EMISSORA em razão de ínadimplemento contratual ou condenação definitiva à pagamento na esfera judicial, cujo montante individual seja igual ou superior a R$ 120.000.000,00 (cento e vinte milhões de reais) ou cujo valor agregado, em período de 12 (doze) meses consecutivos, seja igual ou superior a 5% do patrimônio líquido da EMISSORA, apurado com base no mais recente balancete trimestral;

m)           a inclusão, em acordo societário ou estatuto da EMISSORA, de dispositivo pelo qual seja exigido quorum especial para deliberação ou aprovação de matérias que limitem ou cerceiem o controle da COMPANHIA pelos respectivos controladores, ou, ainda, a inclusão naqueles documentos, de dispositivo que importe:

(i)        restrições à capacidade de crescimento da EMISSORA e/ou de suas controladas ou ao seu desenvolvimento tecnológico;

(ii)       restrições de acesso da EMISSORA e/ou de suas controladas a novos mercados; ou

(iii)      restrições ou prejuízo à capacidade de pagamento das obrigações financeiras decorrentes desta operação.

n)           constatação de que as declarações realizadas nesta ESCRITURA, pela EMISSORA, eram falsas ou enganosas, ou ainda, de forma relevante, incorretas ou incompletas na data em que foram declaradas;

o)           mudança do objeto social da EMISSORA e/ou da VCP, salvo se aprovado previamente por titulares de DEBÊNTURES representando a maioria das DEBENTURES em circulação;

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p)            alteração do controle acionário da EMISSORA, por qualquer meio. salvo se aprovado previamente por titulares de DEBÊNTURES representando a maioria das DEBÊNTURES em circulação; não será entendida como alteração do controle qualquer operação da qual resultem, direta ou indiretamente, como controladores os Srs. Antônio Ermirio de Moraes, Ermirio Pereira de Moraes, Maria Helena de Moraes Scripilliti, José Ermirio de Moraes Filho e respectivos descendentes;

q)            aquisição pela EMISSORA do controle acionário ou de participação acionária em outras sociedades, cujo montante individual seja superior a 30% (trinta por cento) do valor registrado na conta do ativo permanente, apurado com base no mais recente balancete trimestral, salvo se aprovado previamente por titulares de DEBÊNTURES representando a maioria das DEBÊNTURES;

r)             ocorrência de qualquer incorporação, fusão, cisão, transformação ou qualquer outra reorganização societária da EMISSORA e/ou da VCP, seja esta reorganização estritamente societária ou realizada mediante disposição de ativos relevantes, exceto (i) os casos de incorporação em que a EMISSORA seja a incorporadora, sendo certo que também nesse caso será aplicável o disposto no item 14.6 acima, ou (ii) os atos previstos na Operação; ou (iii) quando aprovada previamente por titulares de DEBÊNTURES representando a maioria das DEBÊNTURES em circulação;

s)            não observância, pela EMISSORA, de qualquer disposição contida no item 14 desta Cláusula III;

t)             não cumprimento, pela EMISSORA, da obrigação disposta nos itens 22.1 (n), (p), (q) e (u) e não cumprimento, pela ACIONISTA GARANTIDORA, da obrigação disposta no item 22.2, todos desta Cláusula III, salvo se aprovado previamente por titulares de DEBÊNTURES representando a maioria das DEBÊNTURES em circulação;

u)            inadimplemento de qualquer obrigação assumida perante o BNDES e suas subsidiárias, por parte da COMPANHIA ou entidade integrante do Grupo Econômico a que a COMPANHIA pertença;

v)            existência de sentença condenatória transitada em julgado relativamente à prática de atos, pela EMISSORA, que importem em infringência à legislação que trata do combate à discriminação de raça ou de gênero, ao trabalho infantil e ao trabalho escravo.

23.2.        Na ocorrência de qualquer dos eventos indicados nas alíneas acima, a EMISSORA deverá convocar, dentro de 48 (quarenta e oito) horas da data em que tomar conhecimento da ocorrência de qualquer dos referidos eventos, uma Assembléia Geral de DEBENTURISTAS para deliberar sobre a declaração do vencimento antecipado das DEBÊNTURES.

23.3.        Na ocorrência de qualquer evento indicado no item 23.1 acima, caso seja aprovada a declaração de vencimento antecipado de que trata o item 23.2 acima, todas as obrigações decorrentes das DEBÊNTURES serão consideradas antecipadamente vencidas e será exigido, mediante notificação à EMISSORA, o imediato pagamento pela EMISSORA de todas as obrigações financeiras assumidas no âmbito da EMISSÃO, inclusive dos encargos porventura incidentes até a data de seu efetivo pagamento.

23.4.        Sem prejuízo do disposto no item 23.2 acima, a Assembléia de Debenturistas que tenha por objeto a deliberação de vencimento antecipado também poderá ser convocada por DEBENTURISTAS que representem 10% (dez por cento), no rnínimo, das DEBÊNTURES em circulação.

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24.          MULTA DE AJUIZAMENTO

Na hipótese de cobrança ou execução judicial, a EMISSORA pagará multa de 10% (dez por cento) sobre o montante da dívida relativa as DEBÊNTURES. aí incluídos o principal e encargos, sem prejuízo do pagamento das despesas extrajudiciais, judiciais e honorários advocatícios, devidos a partir da propositura da ação de cobrança ou de execução.

25.          RENÚNCIA DE DIREITOS

Não se presume a renúncia a qualquer dos direitos decorrentes desta ESCRITURA. A tolerância, implícita ou expressa, por parte dos DEBENTURISTAS, com o atraso ou com o descumprimento de qualquer obrigação por parte da EMISSORA não implicará novação.

26           TÍTULO EXECUTIVO EXTRAJUDICIAL E EXECUÇÃO ESPECÍFICA

Esta ESCRITURA e as DEBÊNTURES constituem títulos executivos extrajudiciais nos termos dos incisos I e II do artigo 585 do Código de Processo Civil, reconhecendo as partes desde já que, independentemente de quaisquer outras medidas cabíveis, as obrigações assumidas nos termos desta ESCRITURA comportam execução específica e se submetem às disposições dos artigos 632 e seguintes do Código de Processo Civil, sem prejuízo do direito de declarar o vencimento antecipado das DEBÊNTURES, nos termos desta ESCRITURA.

27.           IRREVOGABILIDADE E IRRETRATABILIDADE

Esta ESCRITURA é firmada em caráter irrevogável e irretratável, salvo na hipótese de não preenchimento de qualquer dos requisitos relacionados na Cláusula II, obrigando as partes por si e seus sucessores.

28.        INDEPENDÊNCIA DAS DISPOSIÇÕES DA ESCRITURA

Caso qualquer das disposições desta ESCRITURA venha a ser julgada ilegal, inválida ou ineficaz, prevalecerão todas as demais disposições não afetadas por tal julgamento, comprometendo-se as partes, em boa-fé, a substituírem a disposição afetada por outra que, na medida do possível, produza o mesmo efeito.

29.        DESPESAS

A EMISSORA arcará com todos os custos decorrentes da colocação privada das DEBÊNTURES, incluindo todos os custos relativos à publicação dos atos necessários à EMISSÃO, tais como esta ESCRITURA, seus eventuais aditamentos e os atos societários da EMISSORA.

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CLÁUSULA IV - ASSEMBLÉIA GERAL DOS DEBENTURISTAS

Os titulares das DEBÊNTURES reunir-se-ão, a qualquer tempo, em assembléia geral, a fim de deliberar sobre matéria de interesse da comunhão dos DEBENTURISTAS.

1.             CONVOCAÇÃO

A assembléia pode ser convocada pela EMISSORA e por DEBENTURISTAS que representem 10% (dez por cento), no mínimo, das DEBÊNTURES em circulação.

2.             INSTALAÇÃO E DELIBERAÇÃO

2.1           A assembléia geral instalar-se-á com o quorum previsto no artigo 71. parágrafo terceiro, da LEI DAS SOCIEDADES POR AÇÕES, e deliberará pelo voto de DEBENTURISTAS que representem, no mínimo, 50% (cinqüenta por cento) mais 1 (uma) das DEBÊNTURES então em circulação.

2.2           Nas deliberações da assembléia, cada DEBÊNTURE de cada série dará direito a um voto, admitida a constituição de mandatários, observadas as disposições dos parágrafos 1°. e 2°., do artigo 126, da LEI DAS SOCIEDADES POR AÇÕES.

2.3           Quaisquer modificações nas condições das DEBÊNTURES objeto da presente emissão dependerão da aprovação de DEBENTURISTAS que representem, no mínimo, 50% (cinqüenta por cento) mais 1 (uma) DEBÊNTURE das DEBÊNTURES então em circulação.

2.4           Para efeito de constituição do quorum a que se refere esta Cláusula, serão excluídas da quantidade de DEBÊNTURES em circulação as eventualmente pertencentes à EMISSORA.

CLÁUSULA V - DECLARAÇÕES E GARANTIAS DA EMISSORA

A EMISSORA declara e assegura aos DEBENTURISTAS que:

a)             é uma companhia validamente constituída e em funcionamento de acordo cora a legislação das sociedades por ações em vigor;

b)            para a celebração desta ESCRITURA e a assunção e o cumprimento das obrigações dela decorrentes, foram obtidas todas as autorizações dos seus órgãos deliberativos e executivos (Assembléia Geral, Conselho de Administração e Diretoria), assim como a deliberação prévia de acionistas exigível por força de acordos de acionistas eventualmente arquivados em sua sede;

c)             os seus representantes legais que assinam esta ESCRITURA têm poderes estatutários para assumir, em nome da EMISSORA, as obrigações aqui fixadas, e, sendo mandatários, tiveram os poderes legitimamente outorgados, estando os respectivos mandatos em pleno vigor;

d)            a sua situação econômica, financeira e patrimonial, refletida nas demonstrações financeiras exigíveis pela legislação societária até a data em que esta declaração é feita, não sofreu qualquer alteração significativa que possa afetar de maneira negativa o cumprimento das suas obrigações decorrentes desta ESCRITURA;

e)             não há quaisquer títulos de sua emissão ou sacados contra si que tenham sido apresentados para protesto ou que tenham sido protestados, cujo valor unitário seja igual ou superior a R$ 120.000.000,00 (cento e vinte milhões de reais), excetuados os que, apresentados

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para protesto, tenham sido objeto de discussão judicial, com razoáveis fundamentos de direito, de sustação cautelar de protesto seguido, conforme o caso, da respectiva ação principal;

f)             a celebração desta ESCRITURA e a assunção e o cumprimento das obrigações dela decorrentes não acarretam, direta ou indiretamente, o descumprimento. total ou parcial, de (i) quaisquer contratos, de qualquer natureza, firmados anteriormente à data da assinatura desta ESCRITURA, dos quais a EMISSORA seja parte ou aos quais esteja vinculada, a qualquer título, qualquer dos bens corpóreos, incorpóreos, tangíveis, intangíveis, móveis ou imóveis de sua propriedade; (ii) qualquer norma legal ou regulamentar a que a EMISSORA ou qualquer dos bens corpóreos, incorpóreos, tangíveis, intangíveis, móveis ou imóveis de sua propriedade estejam sujeitos; e (iii) qualquer ordem, decisão, ainda que liminar, judicial ou administrativa que afete a EMISSORA ou qualquer dos bens corpóreos, incorpóreos. tangíveis, intangíveis, móveis ou imóveis de sua propriedade; e

g)            já obteve todas as autorizações e licenças (inclusive ambientais, se aplicável) relevantes exigidas pelas autoridades federais, estaduais e municipais para o exercício de suas atividades até então, sendo todas elas válidas, observado que algumas das licenças e autorizações ambientais ainda estão em processo de obtenção pela EMISSORA, que já tomou todas as providências necessárias a sua consecução.

CLÁUSULA VI - COMUNICAÇÕES

As comunicações a serem enviadas para a EMISSORA nos termos desta ESCRITURA, se feitas por fac-símile ou correio eletrônico serão consideradas recebidas na data de seu envio, desde que seu recebimento seja confirmado através de indicativo (recibo emitido pela máquina utilizada pelo remetente, mediante confirmação por telefone), devendo os respectivos originais serem encaminhados até 5 dias úteis após o envio da mensagem; se feitas por correspondência, as comunicações serão consideradas entregues quando recebidas sob protocolo ou com “aviso de recebimento” expedido pelo Correio ou por telegrama, no endereço constante da qualificação a seguir:

Para a EMISSORA:

Rua Amauri, n° 255 - 13° andar - Conjunto A

São Paulo, SP, Brasil

Fax: 11 3079-9345

At.: Sr. Raul Calfat

Com cópia para:

Rua Amauri, n° 255 - 13 andar °- Conjunto A

São Paulo, SP, Brasil

Fax: 11 3079-9345

At.: Dr. Alexandre D’Ambrósio

Para a ACIONISTA GARANTIDORA:

Rua Amauri, n° 255 - 10° andar

São Paulo, SP, Brasil

Fax: 11 3079-9345

At.: Sr. Raul Calfat

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Com cópia para:

Rua Amauri. n° 255 - 13° andar - Conjunto A

São Paulo, SP, Brasil

Fax: 11 3079-9345

At.: Dr. Alexandre D’Ambrósio

CLÁUSULA VII - DO FORO

Fica eleito, como foro competente para dirimir qualquer controvérsia oriunda desta ESCRITURA, o foro da comarca da capital do Rio de Janeiro, Estado do Rio de Janeiro, com renúncia expressa a qualquer outro, por mais especial ou privilegiado que possa ser.

Firmam esta ESCRITURA, em 2 (duas) vias, de igual teor e forma e para o mesmo fim, na presença de 02 (duas) testemunhas.

São Paulo, [19] de janeiro de 2009.

VOTORANTIM INDUSTRIAL S.A.

Nome:	Nome:

Cargo:	Cargo:

VOTORANTIM PARTICIPAÇÕES S.A.

Nome:	Nome:

Cargo:	Cargo:

Testemunhas:

Nome:	Nome:

C.P.F.:	C.P.F.:

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ANEXO I DO INSTRUMENTO PARTICULAR DE ESCRITURA DA 2a. EMISSÃO PRIVADA DE DEBÊNTURES NÃO CONVERSÍVEIS E COM CLÁUSULA DE PERMUTA DA VOTQRANTIM INDUSTRIAL S.A.. COM GARANTIAS FLUTUANTE E FIDEJUSSÓRIA

DISPOSIÇÕES APLICÁVEIS AOS CONTRATOS DO BNDES

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ANEXO II DO INSTRUMENTO PARTICULAR DE ESCRITURA DA 2ª. EMISSÃO PRIVADA DE DEBÊNTURES NÃO CONVERSÍVEIS E COM CLÁUSULA DE PERMUTA DA VOTORANTIM INDUSTRIAL S.A.. COM GARANTIAS FLUTUANTE E FIDEJUSSÓRIA

CARTA DE FIANÇA

São Paulo, 19 de janeiro de 2009

À

BNDES Participações S.A.- BNDESPAR

Av. República do Chile n° 100

Rio de Janeiro - RJ

Ref.:     CARTA DE FIANÇA

Prezados Senhores,

Por este instrumento, a VOTORANTIM PARTICIPAÇÕES S.A. com sede na cidade de São Paulo, Estado de São Paulo, na Rua Amauri, 255 - 10° andar, inscrita no CNPJ/MF sob o n.° 61.082.582/0001-97. neste ato representada na forma de seu Estatuto Social, obriga-se como FIADORA e principal pagadora a cumprir as obrigações assumidas pela DEVEDORA VOTORANTIM INDUSTRIAL S.A., com sede na cidade de São Paulo, Estado de São Paulo, na Rua Amauri, n.° 255, 13° andar, cj. A, inscrita no CNPJ/MF sob o n.° 03.407.049/0001-51, no Instrumento Particular de Escritura da 2a Emissão Privada de Debêntures Não Conversíveis e com Cláusula de Permuta, com Garantias Flutuante e Fidejussória, Escritura que a FIADORA declara conhecer, abrangendo a fiança, além do principal da dívida, os juros, comissões, pena convencional e demais encargos.

A presente fiança é prestada em caráter irrevogável e irretratável, até a efetiva liquidação das debêntures, renunciando a FIADORA aos benefícios de que tratam os artigos 366, 827 e 838 do Código Civil e responsabilizando-se solidariamente pelo fiel e exato cumprimento de todas as obrigações assumidas pela DEVEDORA, comprometendo-se, na hipótese de inadimplemento por parte da DEVEDORA, a honrar as obrigações pecuniárias por esta assumidas na Escritura, dentro do prazo de 2 (dois) dias úteis, contado a partir da comunicação feita por escrito pela BNDESPAR, informando sobre o inadimplemento, a ser encaminhada à Fiadora, nos termos da Escritura.

Isto posto, firma esta em 3 (três) vias de igual teor, na presença de duas testemunhas.

VOTORANTIM PARTICIPAÇÕES S.A.

Nome:		Nome:
Cargo:		Cargo:

TESTEMUNHAS:

1.	2.
Nome:		Nome:
CPF:		CPF:

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ANEXO III DO INSTRUMENTO PARTICULAR DE ESCRITURA DA 2a. EMISSÃO PRIVADA DE DEBÊNTURES NÃO CONVERSÍVEIS E COM CLÁUSULA DE PERMUTA DA VOTORANTIM INDUSTRIAL S.A.. COM GARANTIAS FLUTUANTE E FIDEJUSSÓRIA

DEFINIÇÕES DOS INDÍCES DESCRITOS NOS ITENS

22.1(u) E 22.2 DA CLÁUSULA III

As definições detalhadas dos covenants descritos nos itens 22.1(u) e 22.2 encontram-se descritas a seguir:

PL = Patrimônio Líquido, inclusive Participação de Minoritários

AT = Ativo Total

EBITDA = Resultado antes dos juros pagos e/ou recebidos, imposto de renda, depreciação e amortização; referente aos 4 (quatro) últimos trimestres.

Dívida Financeira Total = somatório das dívidas onerosas consolidadas da EMISSORA junto a pessoas físicas e/ou jurídicas, incluindo empréstimos e financiamentos com terceiros; emissão de títulos de renda fixa, conversíveis ou não, no mercado de capitais local e/ou internacional; avais, fianças, penhores ou garantias prestadas pela EMISSORA; bem como a venda ou a cessão de recebíveis futuros, caso sejam contabilizados como obrigações nas Demonstrações Financeiras da EMISSORA.

Dívida Financeira Líquida = Dívida Financeira Total menos a soma das Disponibilidades (Caixa e Caixa Equivalentes), de acordo com as definições da Legislação Societária brasileira.

Dívida Financeira de Curto Prazo = somatório das dívidas onerosas consolidadas da EMISSORA, contabilizadas no passivo circulante, junto a pessoas físicas e/ou jurídicas, incluindo empréstimos e financiamentos com terceiros; emissão de títulos de renda fixa, conversíveis ou não, no mercado de capitais local e/ou internacional; avais, fianças, penhores ou garantias prestadas pela EMISSORA; bem como a venda ou a cessão de recebíveis futuros, caso sejam contabilizados como obrigações de curto prazo nas Demonstrações Financeiras da EMISSORA; excluída a parcela de curto prazo das dívidas de longo prazo.

Dívida Financeira Líquida de Curto Prazo = Dívida Financeira de Curto Prazo menos a soma das Disponibilidades (Caixa e Caixa Equivalentes), de acordo com as definições da Legislação Societária Brasileira.

Despesas Financeiras Líquidas = somatório dos custos de emissão de dívida, juros pagos a pessoas físicas ou jurídicas (incluindo instituições financeiras e fornecedores), juros pagos sobre valores mobiliários, despesas financeiras que não impactem o caixa, comissões, descontos e outras taxas para empréstimos bancários ou cartas de crédito, despesas com avais, fianças, penhores ou garantias prestadas a outras obrigações, menos o total das receitas financeiras, em todos os casos referentes aos 4 (quatro) últimos trimestres. Serão excluídos dos cálculos valores de variação cambial não realizada e de juros sobre capital próprio ou qualquer outra forma de remuneração aos acionistas que seja contabilizada como despesa financeira.

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Exhibit 3.1.10 to Investment Agreement

VOTORANTIM CELULOSE E PAPEL S.A.
SHAREHOLDERS’ AGREEMENT

By the present instrument:

on the one hand,

I.  BNDES PARTICIPAÇÕES S.A. - BNDESPAR, a wholly owned subsidiary of BANCO NACIONAL DE DESENVOLVIMENTO ECONÔMICO E SOCIAL — BNDES, headquartered in the city of Brasília, Distrito Federal, in Setor Bancário Sul, Conjunto 1, Bloco “J”, Edifício BNDES — 12th and 13th floors, and with offices in the city of Rio de Janeiro, state of Rio de Janeiro, at Avenida República do Chile, 100, parte, registered with the National Corporate Taxpayer Register of the Ministry of Finance under CNPJ/MF nº 00.383.281/0001-09, in this act represented in accordance with its bylaws (“BNDESPAR”), and, on the other hand,

II.  VOTORANTIM INDUSTRIAL S.A., headquartered in the city of São Paulo, state of São Paulo, at Rua Amauri, 255/13th floor, cj. A, registered with the National Corporate Taxpayer Register of the Ministry of Finance under CNPJ/MF nº 03.407.049/0001-51, in this act represented in accordance with its bylaws (“VID”);

BNDESPAR and VID are together referred to herein as the “Parties” or “Shareholders” and each individually as a “Party” or “Shareholder”,

and, as an intervening party

III.  VOTORANTIM CELULOSE E PAPEL S.A., headquartered in the city of São Paulo, state of São Paulo, at Alameda Santos, 1357/6th  floor, registered with the National Corporate Taxpayer Register under CNPJ nº 60.643.228/0001-21, hereinafter “VCP” or the “Company”,

RECITALS

WHEREAS the Company is a company with activities worldwide, whose strategic focus for growth is eucalyptus pulp production;

WHEREAS the Parties are Shareholders of the Company and, as of the date hereof, hold direct participations as shown in Annex 2.2; and

WHEREAS the Company intends to have its shares traded on the special segment of the BM&FBovespa S.A. Bolsa de Valores Mercadorias e Futuros (“Bovespa”) stock exchange called the Novo Mercado, amending its bylaws to comply with the Listing Regulation of the Novo Mercado (“Adherence to the Novo Mercado”),

the Parties hereby resolve to enter into the present Shareholders’ Agreement (the “Agreement”), on the terms and for all the effects of article 118 of Law nº 6.404, of December 15, 1976 (the “Brazilian Corporations Law”), in accordance with the clauses and conditions that follow as freely accepted, obligating themselves to comply and causing it to be complied with the Agreement.

CLAUSE 1 - COMPLIANCE WITH THE AGREEMENT

1.1                               The Parties agree directly and indirectly, and irrevocably and irreversibly, to perform this Agreement and exercise the voting right attached to the Linked Shares (as defined below) of the Company in accordance with this Agreement.

1.2                               Immediately after execution of this Agreement, any of the Parties may file with the Company a copy for annotation in its share register (or with the financial institution providing book-entry share services, as the case may be) and for making it known to its Directors, who shall observe and comply with the provisions agreed hereunder.

1.3                               Whenever any Clause of this Agreement contains a voting agreement, the Company is hereby authorized and required to count the votes of the Parties, as agreed hereunder.

1.4                               This Agreement shall be binding upon the Directors appointed by the Parties, and these Directors shall be subject to all the terms and conditions hereof.

CLAUSE 2 - REGARDING THE COMPANY AND LINKED SHARES

2.1                               The Company is a publicly-held corporation with shares traded on the Bovespa and American Depository Receipts (ADRs) traded on the New York Stock Exchange, in the United States of America.

2.2                               The capital stock of the Company as of this date is R$7,587,144,784.59 (seven billion, five hundred eighty-seven million, one hundred and forty-four thousand, seven hundred eighty-four reais and fifty-nine centavos), divided into 467,934,646 (four hundred sixty-seven million, nine hundred thirty-four thousand, six hundred forty-six) common shares, distributed among the Parties as shown in Annex 2.2.

2.3                               This Agreement is binding upon the shares described in the annexes mentioned in this Clause 2 held directly or indirectly by the Parties, and thus such shares become subject to all provisions herein, including the exercise of the voting right (the “Limited Shares”).

2.3.1                          From the date of execution of this Agreement to the end of the Restricted Period (as defined below), the shares of the Company listed in Annex 2.3.1 directly or indirectly held by the Parties shall be subject to this Agreement; and

2.3.2                          After the Restricted Period (as defined below), the shares of the Company listed in Annex 2.3.2 directly or indirectly held by the Parties shall be subject to this Agreement.

2.4                               The Parties hereby represent and warrant that they are the sole and legal owners and holders of the Linked Shares.

2.5                               In order to preserve the percentage of the Company’s capital subject to this Agreement, the shares of the Company that may be acquired by any of the Parties as result of stock dividends

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and/or stock splits of Linked Shares, or as result of the exercise of a preemptive or priority right to subscribe for shares of the Company or securities or rights to securities convertible or exchangeable into or conferring subscription rights to shares of the Company, shall become automatically subject to the Agreement and deemed to be Linked Shares.

2.5.1                          If, in future issuances carried out by the Company (each, a “Future Issuance”), any Party elects not to exercise its preemptive or priority right to subscribe for shares of the Company or securities or rights convertible into shares or exchangeable for shares or conferring rights to subscribe for shares, such Party shall grant the other Party a preemptive right to assign its respective preemptive or priority right at the price and in the conditions for negotiation of such rights in the market, in the amount necessary for the assignee to be able to maintain the percentage of the capital stock of the Company subject to this Agreement.

2.5.2                          Without prejudice to item 2.5.1. above and without prejudice to the Parties’ rights to dispose of their shares not subject to this Agreement, the Parties agree, during the Restricted Period, to link shares issued by the Company held by them at the time of the Future Issuance in a number sufficient to maintain, at the time of Adherence to the Novo Mercado, 50.1% of the capital stock of the Company.

CLAUSE 3 - MANAGEMENT OF THE COMPANY

3.1                               The Company shall be managed by a Board of Directors consisting of at least 7 (seven) and no more than 12 (twelve) members, and an Executive Board.

3.2                               At the date of execution of this Agreement, BNDESPAR shall be entitled to appoint up to 2 (two) members of the Board of Directors of the Company, and the remaining members shall be appointed by VID.

3.2.1                          After Adherence to the Novo Mercado and until the end of the Restricted Period (as defined below), BNDESPAR shall be entitled to appoint up to 2 (two) members of the Board of Directors of the Company, and the remaining members shall be appointed by VID.

3.2.2                          After the end of the Restricted Period, BNDESPAR shall be entitled to appoint 1 (one) member of the Board of Directors of the Company, and the remaining members shall be appointed by VID.

3.2.3                          These appointment rights are non-assignable, and thus they do not accompany Linked Shares that may be disposed of by the Parties to any third party.

3.3                               The Parties will participate in the management of the Company through representative(s) on the Board of Directors, and each Party shall (i) appoint skilled professionals with educational backgrounds and experience in managing businesses, with knowledge of the best corporate governance practices, available time, strategic vision consistent with the business purposes of the Company and holding no interest in companies competing with the Company, and without any prior history discrediting their reputation, and (ii) cause their Director(s) thus appointed to faithfully comply with the provisions of this Agreement.

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3.4                               The Parties shall exercise their voting right in such a way as to ensure that the representatives appointed by the Parties be elected to the Board of Directors of the Company, including accumulating their votes if there is cumulative voting, and the Parties also agree that in the event of the removal, resignation and/or substitution of Director(s), all Parties shall follow the vote of the Party(ies) that had appointed the removed, resigned or substituted Director(s).

3.5                               Each Party shall cause the Director(s) elected by their appointment to the Board of Directors or their respective alternates to attend the meetings of the Board of Directors and vote together with the elected representatives appointed by the other Party, forming a unified block with a uniform vote as established in the Pre-Meeting (as defined below).

3.6                               Any Director, in the event of absence and inability to carry out his duties, and the absence and inability of his/her alternate to carry out his/her duties, shall be entitled to appoint, upon specific appointment in writing, another Director to temporarily substitute him/her at a meeting of the Board of Directors of the Company and/or a Pre-Meeting of the Board of Directors.  The appointment referred to in this Clause 3.6 shall specify the Director appointed as representative and provide voting instructions for the resolutions on the matters included in the agenda.

3.7                               If the absent or unable Director and/or his/her alternate do(es) not appoint another Director to substitute him/her as provided in Clause 3.6 above and his/her vote is required to reach a specific quorum for resolutions, a Director appointed by the other Party shall be automatically empowered, pursuant to article 653 et seq. of the Brazilian Civil Code to represent said Director at the meeting of the Board of Directors and vote upon the issues pursuant to this Agreement.

CLAUSE 4 - THE RIGHT TO VOTE

4.1                               Each Party agrees to attend the Shareholders Meetings of the Company and exercise the right to vote conferred upon each of them by their Linked Shares, directly or through its legally appointed representatives, voting on a uniform basis, as established at the Pre-Meeting before the Shareholders Meeting referred to in Clause 4.2 below, in all cases in strict compliance with the provisions of this Agreement, in order to ensure more participation of the Parties in the resolutions of the Shareholders Meetings of the Company.

4.2                               The Parties agree to hold a meeting prior to (i) each general shareholders meeting, and (ii) the meetings of the Board of Directors of the Company whose agenda is to resolve on any of the matters listed in Clause 4.3 below (“Pre-Meeting”).

4.2.1                          Unless otherwise provided for in Clause 4.4 below, any and all resolution taken at a Pre-Meeting shall be binding upon the Parties, whether they have attended the Pre-Meeting or not, and shall determine their vote at the respective shareholders meeting or the vote of their representatives at the respective meeting of the Board of Directors, regardless of any dissenting votes that may be counted at the Pre-Meeting.  To that effect, each of the Parties hereby and in accordance with the provisions of article 118, paragraph 7, of the Brazilian Corporations Law, grant the other irrevocable and irreversible powers to represent it at each shareholders meeting, in such a way that the absent parties be represented by the attending parties, casting their votes

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strictly in accordance with the terms established in the minutes of the Pre-Meeting as regards the matters in the agenda of the shareholders meeting concerned.

4.2.2                          Unless otherwise provided for in this Agreement, the resolutions at the Pre-Meeting shall be taken upon the affirmative vote of simple majority of all votes of the Parties, and each Party shall be entitled to the number of votes established in the table below:

Party	Number of Votes
VID	3
BNDESPAR	2

4.2.3                          The Pre-Meeting shall be convened by any of the Parties, upon written notice, evidenced by return receipt, and it shall be held at least 2 (two) business days before the date scheduled for the shareholders meeting or the meeting of the Board of Directors concerned, in all cases subject to there being at least 15 (fifteen) days between the date of receipt of the call notice and the date of the Pre-Meeting, and the Parties shall attend it through their representatives (whether Directors or not), empowered to represent each of them and resolve on the matters discussed thereat.  Written notice or any other formality shall not be required for a Pre-Meeting at which all Parties attend.

4.2.4                          In the event of absence of the representative of any of the Parties at a Pre-Meeting duly convened, the attending Party shall be entitled to convene a second Pre-Meeting to meet at least 1 (one) business day before the date scheduled for the shareholders meeting or meeting of the Board of Directors concerned, with no need to comply with the minimum period of notice rule, in order to resolve on the same matter.  If the Party that failed to appear at the first call does not appear at the second call, the other Party may resolve on any and all matters strictly within the scope of the agenda, and the resolutions thus taken shall be binding upon the Party that has not attended the Pre-Meeting as well as upon the members of the Board of Directors who have been elected by such Party.

4.2.5                          If the Pre-Meeting is not held at first call and/or at second call, or if no resolution is taken at a Pre-Meeting, at first call and/or at second call, on the matters of the shareholders meeting agenda, the Parties shall be required not to resolve on all or part of the items included in the agenda of said shareholders meeting, and give instructions to their representatives on the Board of Directors not to resolve on all or part of the items of the agenda of the respective meeting of the Board of Directors.

4.2.6                          Minutes of each Pre-Meeting shall be drawn up and signed by the attending Party(ies), with the instructions of the prevailing vote, which shall be given to the Parties, and from the Parties in turn to their respective representative(s) at the shareholders meeting and/or to the members of the Board of Directors appointed by them, who shall follow such instructions.

4.3                               During the term of this Agreement, the following matters may only be approved with the express consent of BNDESPAR at a Pre-Meeting:

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a)             indebtedness to be incurred by the Company and its subsidiaries that, as of the moment the proceeds of such debt transactions are received, would result in a Net Debt/EBITDA Ratio (“Ratio”), considered on a consolidated basis, exceeding the following parameters: (i) for indebtedness incurred in 2009, 8 (eight) times the Ratio; (ii) for indebtedness incurred in 2010, 7 (seven) times the Ratio; (iii) for indebtedness incurred in 2011, 6 (six) times the Ratio; and (iv) for indebtedness incurred in 2012 and in each year thereafter, 5 (five) times the Ratio, in each case where the applicable EBITDA figure shall be calculated over the last 12 (twelve) months cumulative to the base date of the most recent Quarterly Information Report (“Indebtedness Parameters”);

b)             a reduction of the Company’s capital stock;

c)              a proposal of an extrajudicial restructuring plan, filing for judicial restructuring or bankruptcy by the Company or its subsidiaries;

d)             liquidation or dissolution of the Company or any subsidiary;

e)              a reduction of the compulsory dividend of the Company;

f)               any proposal for distributing dividends or interest on shareholders’ equity, to the extent that the reduction in the Company’s cash would result in an increase in the Ratio to a level exceeding the Indebtedness Parameters;

g)              participation by the Company in a group of companies;

h)             change of Company’s listing status from the Novo Mercado segment to a lower listing segment on Bovespa or deregistration of the Company as a publicly-held corporation;

i)                 any amendment to the Bylaws of the Company before Adherence to the Novo Mercado, including adjustment of said Bylaws to the rules of the Novo Mercado Listing Regulations, and the parties hereby agree that said adjustment shall be based on the current market practices;

j)                after Adherence to the Novo Mercado, amendment to the articles of the Bylaws regarding the corporate purpose of the Company, Fiscal Council, diffuse control and maintenance of a dispersed share ownership;

k)             conversion, consolidation, split or merger, including of shares, involving the Company and its subsidiaries, including swaps or payment in kind using shares, except for transactions resulting in integration of the activities of the Company and Aracruz Celulose S.A.;

l)                 increase of the Company’s capital stock, issuance of any security convertible into or exchangeable for shares, including the determination of the issuance price of shares to be issued and the price of the security convertible into or exchangeable for Shares;

m)         any transaction between the Company and/or its subsidiaries, on the one hand, and any related parties on the other, in an amount exceeding R$20,000,000.00 (twenty million reais) per year, except (i) inter-group agreements for the supply of electric energy and provision of shared services (such as administrative, financial, logistics and information technology services) up to

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an aggregate annual amount of R$80,000,000.00 (eighty million reais), (ii) financial investments under market conditions in an amount up to R$200,000,000.00 (two hundred million reais) and (iii) agreements to protect global cash flow exposure of up to R$100,000,000.00 (one hundred million reais);

n)             disposal of or encumbrance on fixed assets, by the Company, whose amount in a period of 12 (twelve) months have exceeded, individually or in the aggregate, 5% (five percent) of the total assets calculated based on the most recent Quarterly Information Report (ITR);

o)             any proposal to create reserves, provisions or for changing accounting criteria in an amount that, individually or in the aggregate, exceeds 10% (ten percent) of shareholders’ equity of the Company calculated based on the most recent Quarterly Information Report (ITR);

p)             the approval of the Company’s annual budget if such annual budget results in an increase in the Ratio above the Indebtedness Parameters;

q)             execution of agreements of any nature in an individual amount exceeding R$500,000,000.00 (five hundred million reais), except the agreements provided for in the other provisions of this Clause;

r)                capital expenditures not provided for in the business or budget plan approved by the Board of Directors of the Company, where the individual amount exceeds R$500,000,000.00 (five hundred million reais);

s)              acquisition by the Company of a material interest, as defined by applicable law, not provided for in the business or budget plan approved by the Board of Directors of the Company, where the individual amount exceeds R$500,000,000.00 (five hundred million reais);

t)                creation of encumbrances or guarantees by the Company and/or its subsidiaries to ensure performance of third-party obligations, except obligations of subsidiaries;

u)             acquisition of any equity interest in companies whose core business is not provided within the scope of the business purpose of the Company or investments in businesses alien to the business purposes of the Company; and

v)             reappraisal of assets of the Company that would result in an increase in the valuation of the asset in an amount exceeding R$50,000,000.00 (fifty million reais).

4.3.2                             If BNDESPAR does not agree with any of the matters listed in Clause 4.3 above, it shall justify its position in writing, in all cases considering the best interest of the Company.

4.4                                 Notwithstanding the provisions above, the resolutions taken at the Pre-Meeting shall not bind the vote of BNDESPAR or of the members appointed by BNDESPAR to the Board of Directors in matters related to:

a)              rendering of accounts;

b)             review, discussion and resolution on the Management Report and financial statements; and

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c)              modalities defined as abuse of power in article 117, paragraph 1, of the Brazilian Corporations Law.

4.5                                 In respect of the resolution to determine the global compensation of management, VID agrees to adopt a compensation policy consistent with the practices adopted by similar companies.

CLAUSE 5 - SHARE TRANSFER RESTRICTIONS

5.1                                 The Parties agree not to sell, promise to sell, exchange, donate or otherwise dispose of, transfer or encumber, directly or indirectly, in whole or in part, the Linked Shares for a period of 36 (thirty-six) months as of the execution of this Agreement (“Restricted Period”).

CLAUSE 6 - DISPOSITIONS AFTER THE RESTRICTED PERIOD

6.1                                 After the expiration of the Restricted Period, if BNDESPAR elects to sell or assign shares issued by the Company owned by BNDESPAR to a company engaged in the paper and/or pulp industry (a “Strategic Investor”), in order to reduce its equity interest in the total capital of the Company to a percentage lower than 9.72% (nine and seventy-two one-hundredths percent), the consummation of such disposition shall be in compliance with BNDESPAR’s obligation to allow VID to exercise its right of first refusal to acquire, at its sole discretion, all Linked Shares that BNDESPAR offers to sell or assign (the “Offered Shares”), under the following conditions:

6.1.1                             BNDESPAR shall send written notice to VID, evidenced by return receipt, indicating the number of Offered Shares, the price and the payment conditions thereof, and the name and other information of the prospect buyer, if any, providing all elements that allow VID to properly assess the offering (“Offering”).

6.1.2                             VID shall have 45 (forty-five) days as of receipt of said notice to exercise its right of first refusal to acquire all Linked Shares offered by BNDESPAR under the Offering, provided that the Offering shall be deemed refused if no answer is given in writing within the established period of time.

6.1.3                             If VID exercises its right of first refusal, the transfer of the Linked Shares subject to VID’s right of first refusal shall take effect in the 60 (sixty) days after the expiration of the period provided for in Clause 6.1.2 above.

6.1.4                             If VID does not exercise its right of first refusal within the period stipulated in Clause 6.1.2, BNDESPAR shall be entitled to sell the shares under the Offering in the following 60 (sixty) days in the same conditions as the Offering.  If the sale is not made within this 60 (sixty)-day period, BNDESPAR shall be obligated to restart the procedure provided for in this Clause.

6.2                                 The provisions of this Clause shall also apply to the assignment of rights to subscribe for new common shares.

6.3                                 Noncompliance with the procedure provided for in this clause as regards the right of first refusal shall render the sale, transfer or assignment of Linked Shares null and void.

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6.4                                 If BNDESPAR intends to sell or assign shares of the Company owned by BNDESPAR to a Strategic Investor, pursuant to Clause 6.1., over a stock exchange or upon public offering of shares (“Public Auction”), the disposition of the shares shall be made subject to VID’s right of first refusal to acquire such shares at the price published in the Public Auction, as provided for in this Clause.

6.4.1                             In the event of a Public Auction, VID shall have 5 (five) days to exercise its right of first refusal, which period shall only start after the price per share is established.

6.4.2                             BNDESPAR shall retain title to the shares described in this Clause until VID elects to exercise or not to exercise its right of first refusal.

6.5                                 If VID elects not to exercise its right of first refusal provided for herein, the buyer(s) of the Offered Shares, pursuant to this Clause 6, shall not be subject to this Agreement.

6.6                                 After the Restricted Period, if BNDESPAR elects to sell or assign the shares issued by the Company it owns, over a BOVESPA trading session, in order to reduce its equity interest in the total capital of the Company to a percentage lower than 9.72% (nine and seventy-two one-hundredths percent), the right of first refusal set forth in this Clause 6 shall not apply, and the consummation of said disposition, to the extent that it is in an amount equal to or exceeding R$50,000,000.00 (fifty million reais) for each 3 (three)-month period, shall be made only upon BNDESPAR sending notice to VID, at least 30 (thirty) days before the date scheduled for commencement of the sale, of its intent to dispose of the shares, and specifying the number of shares to be disposed of.

CLAUSE 7 - TAG-ALONG RIGHT

7.1                                 After the Restricted Period and until the expiration of the 12 (twelve)-month period thereafter, but not after the Adherence to the Novo Mercado, if VID elects to dispose of, directly or indirectly, through one or more transactions, all or part of the Linked Shares owned by VID and representing its controlling interest in the Company (“Disposition of Controlling Interest”), BNDESPAR shall be entitled to dispose of, jointly with VID, all its shares issued by the Company, other than (i) the shares held on January 19, 2009; (ii) the shares acquired from third parties after such date; and (iii) the shares resulting from stock dividends, splits and exercise of preference rights assured by the shares referred to in items (i) and (ii) of this Clause (“Tag-Along Right”).

7.2                                 In the scenario envisioned in Clause 7.1, VID shall send written notice to BNDESPAR and to the Company of the intended disposition (“Notice of Sale”) and establishing a term of up to 60 (sixty) days after the Notice of Sale to consummate the disposition (“Date of Sale”).  The Notice of Sale shall be accompanied by the draft of the disposition agreement negotiated by them, and shall specify: the number of Linked Shares offered, the price and payment conditions thereof, the name and other information of the prospective buyer, and a confirmation that the prospective buyer was informed of the Tag-Along Right.

7.3                                 If BNDESPAR intends to exercise its Tag-Along Right, it shall send written notice to VID and to the prospective buyer within 30 (thirty) days of receipt of the Notice of Sale,

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specifying  the number of shares issued by the Company that BNDESPAR owns and intends to dispose of.

7.4                                 The price per share to be paid by the prospective buyer to BNDESPAR shall be equal to the price per share paid to VID, regardless of the type of share.  The conditions of the disposition shall also be the same for VID and BNDESPAR.

7.5                                 If the prospective buyer refuses to complete the purchase of all shares that BNDESPAR has proposed to dispose of upon exercising its Tag-Along Right, VID shall be prevented from selling any of its Linked Shares representing the controlling interest in the Company to the prospective buyer.

7.6                                 If BNDESPAR elects not to exercise its Tag-Along Right, VID shall be entitled, up to the Date of Sale, to dispose of its Linked Shares at the same price and under the same terms and conditions specified in the Notice of Sale.  If the disposition is not consummated by the Date of Sale and under the offered conditions, the procedures pertaining to the Tag-Along Right as provided for in this Agreement shall be restarted.

CLAUSE 8 - SPECIFIC PERFORMANCE

8.1                                 Subject to the provisions of this Agreement, the Parties shall be entitled to petition the Chairman of the Shareholders Meeting of the Company to declare the invalidity of votes cast against or in conflict with any provision of this Agreement.  The members of the Board of Directors elected by appointment of the Parties shall have the same right as regards resolutions within the powers of the Board of Directors on any matter provided for in this Agreement.

CLAUSE 9 - TERM

9.1                                 The provisions of this Agreement shall become effective on the date of execution hereof and shall be valid for a period of 5 (five) years.

CLAUSE 10 - MISCELLANEOUS

10.1                           This Agreement shall be filed with the Company at its principal place of business, and the Company agrees to strictly comply with all the terms, provisions and conditions hereof and signs it as intervening party.

10.2                           No vote cast by the Parties in breach of the provisions of this Agreement shall be accepted or counted at the Shareholders Meetings of the Company.

10.3                           The Company shall include in the agreement executed with the financial institution acting as depositary of book-entry shares that the common shares owned by the Parties are subject to this Agreement, and shall include in its records the following statement: “The common shares issued by VCP and owned by VID and BNDESPAR are subject to a Shareholders’ agreement executed on October 29, 2009, which is duly filed with VCP at its principal place of business.”

10.4                           The Company shall provide on a semi-annually basis, by June 10 and December 10 of each year, the financial statements of April 30 and October 31, accompanied by a Comfort Letter

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regarding such statements, based on audit procedures and issued by an independent auditing company, as well as the capital stock ownership of the Company, highlighting BNDESPAR’s equity interest as from the date on which BNDESPAR becomes holder of a material equity interest in the Company, meaning an equity interest (i) exceeding 10% (ten percent) of the capital stock with influence on the Management, and (ii) exceeding 20% (twenty percent) of the voting capital, and such information shall duly be kept confidential.

10.5                           The Company shall promptly notify the Parties of any acts, facts or omissions that may result in breach of this Agreement, as well as adopt any measures that may be required by superseding law for the effect or validity hereof.

10.6                           The Parties shall be generally entitled to be provided with information and to inspect the business, books and accounting of the Company, which in turn shall promptly fulfill any requests for information or clarifications made by the Parties.

10.7                           In the event of breach by any Party hereto of any of its obligations under this Agreement, the other Parties shall be entitled to file legal action to enforce the specific performance hereof, pursuant to article 118 of the Brazilian Corporations Law, and in accordance with articles 461 et. seq. of the Brazilian Code of Civil Procedure.

10.8                           On the best terms of the law, the Parties acknowledge that, except as expressly provided for in this Agreement: (i) the failure to exercise, the extension of a period, the forbearance, or the delay in exercising any right to which they may be entitled under this Agreement or by law shall not operate as a novation or waiver of such right nor affect the exercise thereof; (ii) the partial exercise of such right shall not prevent them from exercising their remaining rights or from exercising any other right; (iii) the waiver of any right shall only be valid if granted in writing; and (iv) the waiver of a right shall be limited to that right and shall not be deemed as a waiver of any other right under this Agreement.

10.9                           All the notices and notifications or any other kind of communication to be delivered pursuant to this Agreement shall be addressed as follows, at all times in writing and with evidence of return receipt:

If to BNDESPAR:

Av. República do Chile, 100

Rio de Janeiro, RJ, Brazil

Fax: 21-2220-2907

At: Superintendente da Área de Mercados Capitais – AMC

If to VID:

Rua Amauri, 255 – 13th floor – Conjunto A

São Paulo, SP, Brazil

Fax: 11 3079-9345

At: Sr. Raul Calfat

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With a copy to:

Rua Amauri, 255 – 13th floor – Conjunto A

São Paulo, SP, Brazil

Fax: 11 3079-9345

At: Dr. Alexandre D’Ambrósio

If to VCP:

Alameda Santos, 1.357 – 8th floor

São Paulo, SP, Brazil

Fax: 11 2138-4066

At: Sr. José Luciano Duarte Penido

With a copy to:

Rua Amauri, 255 – 13th floor – Conjunto A

São Paulo, SP, Brazil

Fax: 11 3079-9345

At: Dr. Alexandre D’Ambrósio

10.9.1                       Notices and notifications or any other form of communication shall be deemed delivered on the date included in the return receipt, on the date of acknowledgment of receipt of the fax message or on the date of formalization of the judicial or extrajudicial notification.

10.9.2                       Copies of any and all correspondence exchanged between the Parties and/or VCP on the matters included therein shall be sent to the other Parties and/or to VCP, as applicable.

10.9.3                       Any changes in the addresses above shall be immediately communicated to the Parties and/or to VCP, and in the absence of said communication, the correspondence sent to the old address shall be deemed correctly sent and received for all factual and legal purposes.

10.10                     This Agreement is executed irrevocably and irreversibly, except in the scenarios set forth herein, and it is binding upon the Parties and their respective successors on any account, and shall not be subject to assignment or transfer, whether in whole or in part, unless with prior written consent of the other Party.

10.11                     If any term or provision stipulated herein is deemed null, illegal, unenforceable or inapplicable by virtue of a legal provision or a final judicial decision, all the other conditions and provisions herein shall remain fully effective, and the Parties shall negotiate in good faith an amendment hereto aimed at reestablishing the original scope of the Parties, to the extent possible.

10.12                     The Company executes this Agreement and represents to be aware of its provisions, and, for the purposes of article 118 of the Brazilian Corporations Law, agrees to comply with all provisions hereof.

10.13                     The provisions of this Agreement shall prevail over any provisions of the Bylaws of the Company that may regulate in a different way any matter under this Agreement, and thus all said matters shall be construed and governed in accordance with the rules of this Agreement.

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10.14                     As from the date of execution of this Agreement, all amounts hereunder shall be adjusted at every 12 (twelve)-month period by the Extended Consumer Price Index (IPC-A) applicable for the period.

10.15                     This Agreement shall be governed by, and construed in accordance with the laws of the Federative Republic of Brazil.

10.16                     Any act in breach of any of the rules provided for in this Agreement shall be deemed null and void before the Company.

10.17                     The Parties agree that any dispute arising out of this Agreement which cannot be amicably settled by the Parties within a period of 30 (thirty) calendar days not subject to extension shall be resolved by the BOVESPA’s Market Arbitration Chamber (the “Arbitration Chamber”) pursuant to its Regulations (except for the periods set forth therein, which shall be considered tripled), and this Clause 10 shall be deemed an arbitration clause for the purposes of the provisions of paragraph 1 of article 4 of Law 9307/96.  The conduct and proper development of the arbitration proceedings shall be equally incumbent upon the Arbitration Chamber.

10.17.1                 The Arbitral Tribunal shall consist of 3 (three) arbitrators, one of whom shall be appointed by the Party intending to commence arbitration, one by the other Party, and a third arbitrator, who shall serve as President of the Arbitral Tribunal, shall be appointed by the arbitrators selected by the Parties.  Should any of the Parties fail to appoint an arbitrator or should the arbitrators appointed fail to reach a consensus as to the third arbitrator, the President of the Arbitration Chamber shall appoint the third arbitrator as soon as possible.

10.17.2                 The Parties acknowledge that any arbitral award, decision or determination shall be final and binding and shall constitute a judicial execution instrument binding upon the Parties and their successors, who agree to comply with the provisions of the arbitral award, regardless of judicial execution.

10.17.3                 Notwithstanding the foregoing, each Party remains entitled (a) to obtain any “provisional measures” that are necessary before commencement of the arbitration proceedings and such measure shall not be construed as a waiver of the arbitration proceedings by the Parties; (b) to enforce any arbitral decision, including the final arbitral award; and (c) to guarantee the formation of the arbitral tribunal.  For such purpose, the Parties hereby elect the courts of the Judicial District of Rio de Janeiro, State of Rio de Janeiro, waiving any other court however privileged it may be.

IN WITNESS WHEREOF, the Parties and VCP execute this Agreement in 3 (three) counterparts of equal substance and form before the undersigned qualified witnesses.

Rio de Janeiro, October 29, 2009.

13

(signature page of the Votorantim Celulose e Papel S.A. Shareholders’ Agreement)

BNDESPAR:

Name:
Title:

VID:

Name:
Title:

VCP:

Name:
Title:

Witnesses:

1.	2.
Name:	Name:
ID:	ID:
Individual Taxpayer ID (CPF/MF):	Individual Taxpayer ID (CPF/MF):

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- Annex 2.2 –

Number of shares issued by VCP held on October 16, 2009 by the Parties

Shareholder	Number of shares held	% of capital stock*
VID	137,279,283	29.3394%
BNDESPAR	157,360,455	33.6311%
Total	294,639,738	62.9705%

* This percentage was calculated considering the total capital stock of VCP comprising 467,934,646 common shares, under the terms of the Extraordinary General Meeting of VCP convened August 24, 2009, and excluding the 33,371 shares in treasury.

15

- Annex 2.3.1 –

Number of shares issued by VCP held by the Parties that shall be subject to the present Agreement until the end of the Restricted Period

Shareholder	Number of linked shares	% of capital stock*
VID	137,279,283	29.3394%
BNDESPAR	97,139,256	20.7606%
Total	234,418,539	50.1%*

* This percentage was calculated considering the total capital stock of VCP comprising 467,934,646 common shares, under the terms of the Extraordinary General Meeting of VCP convened August 24, 2009, and excluding the 33,371 shares in treasury.

16

- Annex 2.3.2 –

Number of shares issued by VCP held by the Parties that shall be subject to the present Agreement after the Restricted Period

Shareholder	Number of linked shares	% of capital stock*
VID	137,279,283	29.3394%
BNDESPAR	51,677,153	11.0445%
Total	188,956,436	40.3838%*

* This percentage was calculated considering the total capital stock of VCP comprising 467,934,646 common shares, under the terms of the Extraordinary General Meeting of VCP convened August 24, 2009, and excluding the 33,371 shares in treasury.

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Exhibit 3.1.15 to Investment Agreement

PUT AND CALL OPTIONS CONTRACT

FOR COMMON AND PREFERRED SHARES ISSUED BY

VOTORANTIM CELULOSE E PAPEL S.A.

I.   BNDES PARTICIPAÇÕES S.A. - BNDESPAR, a wholly owned subsidiary of BANCO NACIONAL DE DESENVOLVIMENTO ECONÔMICO E SOCIAL - BNDES, with headquarters in the city of Brasília in the Federal District, in the Setor Bancário Sul, C.l, Bloco J, Edifício BNDES, 12th and 13th floors, and with service offices in this city of Rio de Janeiro, at Avenida República do Chile n°. 100, parte, registered with the CNPJ/MF under n° 00.383.281/0001-09, duly represented as provided in its Bylaws, and hereinafter simply called “BNDESPAR”; and

II.   VOTORANTIM INDUSTRIAL S.A., with headquarters in the city of São Paulo, at Rua Amauri, n° 255/13th floor, cj. A, registered with the CNPJ/MF under n° 03.407.049/0001-51, duly represented as provided in its Bylaws, and hereinafter simply called “VID”,

BNDESPAR and VID are together referred to as the “Parties” and each in isolation and without distinction, a “Party”,

and also, in an intervening and consenting capacity,

III.   VOTORANTIM CELULOSE E PAPEL S.A., with headquarters in the city of São Paulo, at Alameda Santos, n° 1.357/6th floor, registered with the CNPJ/MF under n.° 60.643.228/0001-21, duly represented as provided in its Bylaws, and hereinafter simply called “VCP” or the “COMPANY”;

and also, as Guarantor,

IV.   VOTORANTIM PARTICIPAÇÕES S.A., with headquarters in the city of São Paulo, at Rua Amauri, 255/10th floor, registered with the CNPJ/MF under n.° 61.082.582/0001-97, in this act represented as provided in its Bylaws, hereinafter simply called “VPAR”.

RECITALS

WHEREAS BNDESPAR, in accordance with its guidelines and objectives, and in order to participate in the project involving the integration of the activities of VCP and ARACRUZ CELULOSE S.A., with headquarters in the city of Aracruz in the state of Espírito Santo, at Barra do Riacho, without number at km 25, registered with the CNPJ/MF under n.° 42.157.511/0001-61 (“Aracruz”), which union results in the largest pulp producer in the world (the “Merger”) and the subsequent listing of VCP with the Novo Mercado segment of the BM&FBOVESPA S.A. - Bolsa de Valores Mercadorias e Futuros (“Bovespa”) (the “Transaction”), has executed, on this date, the Investment Agreement with VID, governing the terms and conditions for the investments by VID and BNDESPAR needed to implement the Transaction (the “Investment Agreement”);

Translated from the original in Portuguese

WHEREAS pursuant to the Investment Agreement and subject to certain conditions, BNDESPAR will come to hold up to 30,526,316 (thirty million, five hundred twenty-six thousand, three hundred and sixteen) common shares and up to 145,705,842 (one hundred forty-five million, seven hundred five thousand, eight hundred and forty-two) preferred shares issued by the COMPANY;

WHEREAS the Parties will execute a Shareholders’ Agreement, as required by the Investment Agreement, which will bind part of the shareholding participation BNDESPAR will hold in VCP (the “Shareholders’ Agreement”);

WHEREAS BNDESPAR agrees to grant to VID, on the conditions established below, an irrevocable option to purchase (i) 30,526,316 (thirty million, five hundred twenty-six thousand, three hundred and sixteen) common shares and (ii) 13,694,714 (thirteen million, six hundred ninety-four thousand, seven hundred and fourteen) preferred shares issued by VCP, as well as (iii) 50% (fifty percent) of all preferred shares issued by VCP that come to be subscribed and paid in by BNDESPAR in any surplus of a capital increase in VCP, as provided in the Investment Agreement, up to a limit of 9,547,964 (nine million, five hundred forty-seven thousand, nine hundred and sixty-four), obligating itself, should such option be exercised, to sell to VID, within the agreed time, the shares subject to such option;

WHEREAS VID, on the other hand, agrees to grant to BNDESPAR, pursuant to the conditions established below, an irrevocable option to sell common and/or preferred shares issued by VCP, obligating itself, should such option be exercised, to purchase from BNDESPAR, within the agreed time, all of the shares subject to such option;

WHEREAS the shares subject to the above-mentioned call and put options shall be free and clear of any judicial or extra-judicial encumbrances and/or liens of any kind, the above-qualified Parties resolve to execute this Put and Call Options Contract for Common and Preferred Shares Issued by Votorantim Celulose e Papel S.A. (the “Contract”), which shall be governed by the following clauses and conditions:

CLAUSE 1

VID’s CALL OPTION

1.1.   Subject to the conditions provided for in this Contract, BNDESPAR concedes to VID an irrevocable option to purchase (the “Call Option”) 30,526,316 (thirty million, five hundred twenty-six thousand, three hundred and sixteen) common shares and (ii) 13,694,714 (thirteen million, six hundred ninety-four thousand, seven hundred and fourteen) preferred shares issued by VCP, as well as (iii) 50% (fifty percent) of all preferred shares issued by VCP that come to be subscribed and paid in by BNDESPAR in any surplus of a capital increase in VCP, as provided in the Investment Agreement, up to a limit of 9,547,964 (nine million, five hundred forty-seven thousand, nine hundred and sixty-four), provided that, should the exchange of Debentures addressed in Clause 3.1.13 of the Investment Agreement not occur, the common shares referred to in item (i) of this Clause shall not be subject to the Call Option (the “Call Option Shares”), which may be exercised pursuant to the conditions established below.

1.1.1.   In the event VCP lists with the Novo Mercado, the preferred shares subject to the Call Option that are converted into common shares shall be included in the Call Option Shares.

1.1.2.   In the event VCP realizes a capital increase during the Period for Exercising the Call Option, as defined below, it is herewith agreed that the shares subscribed by BNDESPAR in such capital increase through exercise of the preemptive right to subscribe shares corresponding to the Call Option Shares shall be automatically added to the lot of Call Option Shares.   If BNDESPAR does not exercise its preemptive right in subscribing to a capital increase in the COMPANY during the Period for Exercising the Call Option, BNDESPAR shall not be obligated to replenish the percentage corresponding to the Call Option Shares prior to any capital increase, obligating itself to cede to VID its preemptive right to subscribe shares, under the conditions required by the Shareholders’ Agreement.

1.1.3.   In addition, it is herewith agreed that, if the Migration does not occur, the number of preferred shares subject to the Call Option shall be reduced by 5,162,747 (five million, one hundred sixty-two thousand, seven hundred and forty-seven) preferred shares issued by VCP.   If there is a partial Migration, the number of preferred shares subject to the Call Option shall be reduced in proportion to the common shares issued by Aracruz and owned by BNDESPAR that have not been subject to the Migration.

1.2.   The Call Option may be exercised in full or in part, in a single or on multiple occasions, up to and including the last day of the 5th (fifth) year counted from the date on which the Shareholders’ Agreement enters into effect (the “Period for Exercising the Call Option”).

1.3.   Once the Call Option is exercised, BNDESPAR is obligated to sell, and VID is obligated to buy, the Call Option Shares at the price established in Clause 1.4 below.

l.4.   The purchase price of the Call Option Shares shall correspond to the price per share of the shares issued by VCP that BNDESPAR subscribed in VCP’s Capital Increase, corrected by 115% (one hundred and fifteen percent) of the daily average rates of the DI Depósitos Interfinanceiros de um dia, Extra-Grupo (Taxas DI), calculated and disclosed by the CETIP S.A. - Balcão Organizado de Ativos e Derivativos, pro rata temporis, as of the date the shares are paid in or the exchange of the Debentures for shares included in the lot of Call Option Shares, depending on the case, up to the date of effective payment of the price of the Call Option (“Call Option Price”).   Any dividends and interest on shareholders’ equity received by BNDESPAR relating to Call Option Shares after signature of this Contract, as duly corrected by the same correction index for the Call Option Price as of the date of effective receipt, shall be deducted from the Call Option Price.

1.4.1.   If BNDESPAR exercises its preemptive right to subscribe in any capital increase at the COMPANY, and the subscribed shares are included in the lot of Call Option Shares under the terms of Clause 1.1.2, the Call Option Price for these shares shall be the price per share issued by VCP in such capital increase, as corrected by the same index indicated in Clause 1.4 above, as of the date they are paid in.

1.5.   In cases of distributions of dividends in the form of VCP stock, VCP stock splits or reverse splits, the Call Option Shares and the Call Option Price shall be proportionally adjusted, without this involving any change in the global amount of the Call Option.

1.6.   The Call Option Price shall be paid in cash, in Brazilian currency, within 10 (ten) days counted from the receipt, by BNDESPAR, of the Call Option Exercise Notice, as defined in Clause 1.7 below, against effective transfer of the Call Option Shares that have been exercised under the Call Option.

1.7.   The Call Option discussed in this Clause 1 shall be exercised upon prior written and irrevocable notice from VID to BNDESPAR, with copy to the COMPANY (the “Call Option Exercise Notice”), at any time within the Period for Exercising the Call Option.

1.8.   During the Period for Exercising the Call Option, BNDESPAR is required to retain in its holding a quantity of shares sufficient to assure the exercise of the Call Option, except as provided in item 1.1.2., free and clear of any judicial or extra-judicial encumbrance, or legal or conventional or any other kind of lien, except as expressly authorized by VID.

1.9.   The Call Option does not restrict BNDESPAR’s right to sell to third parties the shares issued by VCP that it owns and that are not part of the lot equivalent to the Call Option Shares, in consonance with the Shareholders’ Agreement and applicable law.

CLAUSE 2

BNDESPAR’S PUT OPTION

2.1.   By means of this Contract, subject to the Put Option Conditions, as defined below, VID concedes to BNDESPAR an irrevocable option to sell (the “Put Option”) all of the shares issued by VCP and owned by BNDESPAR at the date of the effective exercise of the Put Option, less (i) the preferred shares issued by VCP and held by BNDESPAR before the date of execution of the Investment Agreement, (ii) BNDESPAR’s holding of shares issued by VCP as acquired from third parties after the date of signing the Investment Agreement, (iii) the respective stock dividends on and splits of the shares referred to in items (i) and (ii) above; and (iv) the shares acquired through exercising the preemptive right to subscribe shares corresponding to the shares referred to in items (i) and (ii) above (the “Put Option Shares”), which may be exercised under the terms established below.

2.2.   The Put Option may be exercised if any of the following conditions are satisfied (the “Put Option Conditions”):

a) if any of the competent antitrust authorities decide not to approve the Merger; or

b) if, when the Criterion for Adhesion to the Novo Mercado is satisfied, VID and/or VCP have not made all the arrangements necessary for listing with the Novo Mercado segment of the BOVESPA, as required in Clause 3.1.14 of the Investment Agreement; or

c) if the Merger does not occur due to an act or omission by VID and/or VCP; or

d) if a tender offer is required under the terms and conditions as provided in the Investment Agreement, and it is not realized due to an act or omission by VCP and/or VID.

2.3.   If BNDESPAR exercises the Put Option addressed in this Clause 2, VID will be obligated to buy, and BNDESPAR obligated to sell, the Put Option Shares, at the Put Option Price established in Clause 2.4 below.

2.4.   The sales price of the Put Option Shares shall correspond to the higher of (i) the price per share issued by VCP that BNDESPAR subscribed in VCP’s Capital Increase, as corrected by 130% (one hundred and thirty percent) of the average daily rates of the DI - Depósitos Interfinanceiros de um dia, Extra-Grupo (Taxas DI), calculated and disclosed by the CETIP S.A. - Balcão Organizado de Ativos e Derivativos, pro rata temporis, as of the date the shares are paid in or the exchange of the Debentures for shares included in the lot of Put Option Shares, depending on the case, up to the date of effective payment of the price of the Put Option or (ii) the price based on the average market price, as weighted by trading volume, of the shares issued by VCP that have the highest level of liquidity in the last 30 (thirty) trading sessions prior to the Exercise of the Put Option (the “Put Option Price”).  Any dividends and interest on shareholders’ equity received by BNDESPAR relating to Put Option Shares after signature of this Contract, as duly corrected by the same correction index for the Put Option Price as of the date of effective receipt, shall be deducted from the Put Option Price.

2.4.1.  If the Put Option is exercised pursuant to satisfaction of the condition set forth in Clause 2.2(a), the Put Option Price shall be corrected by 108% (one hundred and eight percent) of the average daily rates of the DI - Depósitos Interfinanceiros de um dia, Extra-Grupo (Taxas DI), calculated and disclosed by the CETIP S.A. - Balcão Organizado de Ativos e Derivativos, pro rata temporis, as of the date the shares are paid in or the exchange of the Debentures for shares included in the lot of Put Option Shares, depending on the case, up to the date of effective payment of the price of the Put Option.

2.4.2.  If BNDESPAR exercises its preemptive right to subscribe in any capital increase at the COMPANY, and the subscribed shares are included in the lot of Put Option Shares under the terms of Clause 2.1, the Put Option Price for these shares shall be the price per share issued by VCP in such capital increase, as corrected by the same index indicated in Clause 2.4 or 2.4.1 above, depending on the case, as of the date they are paid in.

2.5.  In cases of distributions of dividends in the form of VCP stock, VCP stock splits or reverse splits, the Put Option Shares and the Put Option Price shall be proportionally adjusted, without this involving any change in the global amount of the Put Option.

2.6.  The Put Option Price shall be paid in cash, in Brazilian currency, within 10 (ten) days counted from the receipt, by VID, of the Put Option Exercise Notice, against effective transfer of the Put Option Shares.

2.7.  The Put Option discussed in this Clause 2 shall be exercised in full in a single transaction upon prior written and irrevocable notice from BNDESPAR to VID, with copy to VCP and

VPAR, within 120 (one hundred and twenty) days counted as of the date BNDESPAR has unequivocal knowledge that one of the Put Option Conditions was satisfied, under penalty of loss of the right (the “Put Option Exercise Notice”).

2.8.  Any sale by BNDESPAR to third parties of some of the Put Option Shares does not extinguish nor prejudice BNDESPAR’s Put Option for the remaining lot of Put Option Shares.

CLAUSE 3

BNDESPAR’S ADDITIONAL PUT OPTION

3.1.  By means of this Contract, subject to the Addition Put Option Conditions, as defined below, VID concedes to BNDESPAR an irrevocable option to sell (the “Additional Put Option”) all of the common shares issued by VCP and owned by BNDESPAR resulting from the exchange of the Debentures addressed in Clause 3.1.13 of the Investment Agreement, their respective stock dividends on and splits,  as well as any shares acquired through exercising the preemptive right to subscribe shares corresponding to the common shares resulting from the above-mentioned exchange (the “Additional Put Option Shares”), which may be exercised under the terms established below.

3.2.  The Additional Put Option may be exercised if, despite adopting all the measures VID and VCP have taken upon themselves for Adhesion to the Novo Mercado pursuant to the Investment Agreement, 4 (four) years after the date of issuance of the Debentures, (i) the Criterion for Adhesion to the Novo Mercado has not been met or (ii) the Criterion for Adhesion to the Novo Mercado has been met, but the Adhesion to the Novo Mercado has not occurred for reasons that are beyond the control of VID and VCP (the “Additional Put Option Conditions”).

3.3.  If BNDESPAR exercises the Additional Put Option addressed in this Clause 3, VID will be obligated to buy, and BNDESPAR obligated to sell, the Additional Put Option Shares, at the Additional Put Option Price established in Clause 3.4 below.

3.4.  The sales price of the Additional Put Option Shares shall correspond to the higher of (i) the price per share issued by VCP that BNDESPAR subscribed in VCP’s Capital Increase, as corrected by 108% (one hundred and eight percent) of the average daily rates of the DI - Depósitos Interfinanceiros de um dia, Extra-Grupo (Taxas DI), calculated and disclosed by the CETIP S.A. - Balcão Organizado de Ativos e Derivativos, pro rata temporis, as of the date of the exchange of the Debentures for shares or the date shares acquired through the exercise of the preemptive right corresponding to the common shares resulting from such exchange are paid in, depending on the case, up to the date of effective payment of the price of the Additional Put Option or (ii) the price per share based on the average market price, as weighted by trading volume, of the shares issued by VCP that have the highest level of liquidity in the last 30 (thirty) trading sessions prior to the Exercise of the Put Option (the “Additional Put Option Price”).  Any dividends and interest on shareholders’ equity received by BNDESPAR relating to Additional Put Option Shares after signature of this Contract, as duly corrected by the same correction index for the Additional Put Option Price as of the date of effective receipt, shall be deducted from the Additional Put Option Price.

3.4.1.  If BNDESPAR exercises its preemptive right to subscribe in any capital increase at the COMPANY, and the subscribed shares are included in the lot of Additional Put Option Shares under the terms of Clause 3.1, the Put Option Price for these shares shall be the price per share issued by VCP in such capital increase, as corrected by the same index indicated in Clause 3.4 above, as of the date they are paid in.

3.5.  In cases of distributions of dividends in the form of VCP stock, VCP stock splits or reverse splits, the Additional Put Option Shares and the Additional Put Option Price shall be proportionally adjusted, without this involving any change in the global amount of the Additional Put Option.

3.6.  The Additional Put Option Price shall be paid in cash, in Brazilian currency, within 10 (ten) days counted from the receipt, by VID, of the Additional Put Option Exercise Notice, against transfer of the Additional Put Option Shares.

3.7.  The Additional Put Option discussed in this Clause 3 shall be exercised in full in a single transaction upon prior written and irrevocable notice from BNDESPAR to VID, with copy to VCP and VPAR, within 120 (one hundred and twenty) days counted as of the date BNDESPAR has unequivocal knowledge that one of the Additional Put Option Conditions was satisfied, under penalty of loss of the right (“Additional Put Option Exercise Notice”).

3.8.  Any sale by BNDESPAR to third parties of some of the Additional Put Option Shares does not extinguish nor prejudice BNDESPAR’s Additional Put Option for the remaining lot of Additional Put Option Shares.

CLAUSE 4

BNDESPAR’S SUPPLEMENTAL PUT OPTION

4.1.  By means of this Contract, subject to the Supplemental Put Option Condition, as defined below, VID concedes to BNDESPAR an irrevocable option to sell all of the shares issued by VCP and owned by BNDESPAR at the date of its effective exercise (the “Supplemental Put Option”), less (i) the preferred shares issued by VCP held by BNDESPAR before the date of execution of the Investment Agreement, (ii) BNDESPAR’s holding of shares issued by VCP as acquired from third parties after the date of signing the Investment Agreement, (iii) the respective stock dividends on and splits of the shares referred to in items (i) and (ii) above, and (iv) the shares acquired through exercising the preemptive right to subscribe shares corresponding to the shares referred to in items (i) and (ii) above (the “Supplemental Put Option Shares”), which may be exercised under the terms established below.

4.2.  The Supplemental Put Option may be exercised if, within 180 (one hundred and eighty) days counted from the date of execution of this Contract, which period may be extended by a maximum of another 180 (one hundred and eighty) days under the terms of the Investment Agreement, there is no evidence that Aracruz has executed a definitive agreement with the financial institutions that have loaned at least 80% (eighty percent) of the total face amount of overdue debt from the derivative contracts mentioned in Aracruz’s material event notices published on September 25 and October 2, 2008, containing the conditions for refinancing such debts, under the terms of the Pre-Agreement or on equivalent or more favorable conditions for Aracruz (the “Supplemental Put Option Condition”), subject to the provisions in Clauses 4.2.1 and 4.2.2 below.

4.2.1.  In addition to the above provision, the following shall also be deemed to be a Supplemental Put Option Condition: (i) dissolution of the definitive agreement mentioned in this Clause 4.2. due to Aracruz’ voluntary breach, or (ii) invalidation of the definitive agreement mentioned in this Clause 4.2. due to a definitive judicial or arbitral decision handed down within the 180 (one hundred and eighty) days following the execution of such agreement.

4.3.   If BNDESPAR exercises the Supplemental Put Option addressed in this Clause 4, VID will be obligated to buy, and BNDESPAR obligated to sell, the Supplemental Put Option Shares, as defined in Clause 4.1 above, at the Supplemental Put Option Price established in item 4.4 below.

4.4.   The sale price of the Supplemental Put Option Shares shall correspond to the issuance price of VCP’s shares that BNDESPAR subscribed in VCP’s Capital Increase, as corrected by 108% (one hundred and eight percent) of the average daily rates of the DI - Depósitos Interfinanceiros de um dia, Extra-Grupo (Taxas DI), calculated and disclosed by the CETIP S.A. - Balcão Organizado de Ativos e Derivativos, pro rata temporis, as of the date the shares are paid in or the exchange of the Debentures for shares included in the lot of Supplemental Put Option Shares, depending on the case, up to the date of effective payment of the price of the Supplemental Put Option (the “Supplemental Put Option Price”).  Any dividends and interest on shareholders’ equity received by BNDESPAR relating to Supplemental Put Option Shares after signature of this Contract, as duly corrected by the same index for the Supplemental Put Option Price as of the date of effective receipt, shall be deducted from the Supplemental Put Option Price.

4.4.1.  If BNDESPAR exercises its preemptive right to subscribe in any capital increase at the COMPANY, and the subscribed shares are included in the lot of Supplemental Put Option Shares under the terms of Clause 4.1, the Supplemental Put Option Price for these shares shall be the price per share issued by VCP in such capital increase, as corrected by the same index indicated in Clause 4.4 as of the date they are paid in.

4.5.  In cases of distributions of dividends in the form of VCP stock, VCP stock splits or reverse splits, the Supplemental Put Option Shares and the Supplemental Put Option Price shall be proportionally adjusted, without this involving any change in the global amount of the Supplemental Put Option.

4.6.  The Supplemental Put Option Price shall be paid by VID in up to 5 (five) consecutive annual installments, each corresponding to the balance due (as duly corrected by the same correction index as the Supplemental Put Option Price up to the date of effective receipt in Brazilian currency) divided by the number of remaining installments; the first installment shall be due on the first business day after a 3 (three) year period counted from the date of the Supplemental Put Option Exercise Notice, as defined below, and the four remaining installments on the same day and month of the subsequent years.

4.7.  The Supplemental Put Option discussed in this Clause 4 shall be exercised in full in a single transaction upon prior written and irrevocable notice from BNDESPAR to VID, with copy to VCP and VPAR, within 90 (ninety) days of the date BNDESPAR has unequivocal knowledge that the Supplemental Put Option Condition has been satisfied, under penalty of loss of the right (“Supplemental Put Option Exercise Notice”).

4.8.  Any sale by BNDESPAR to third parties of some of the Supplemental Put Option Shares does not extinguish nor prejudice BNDESPAR’s Supplemental Put Option for the remaining lot of Supplemental Put Option Shares.

CLAUSE 5

VID’S SPECIAL OBLIGATION

5.1.  If BNDESPAR exercises the Put Option, the Additional Put Option or the Supplemental Put Option after the date of VID’s partial or full exercise of the Call Option, VID shall pay BNDESPAR, in Brazilian currency, together with the Put Option Price, the positive difference between the BNDESPAR’s Put Option Price and the VID’s Call Option Price, relative to the lot of Call Option Shares effectively exercised by VID.

CLAUSE 6

GUARANTEE

6.1.  To ensure the punctual and full payment of any obligations arising from the Put Option, the Additional Put Option and the Supplemental Put Option as provided for in Clauses 2, 3 and 4, respectively, a fidejussionary security represented by VPAR’s surety shall be constituted.

6.6.1.  Under the terms of the Surety Letter issued on this date, VPAR, by this instrument and as provided by law, promises to BNDESPAR, as VID’s guarantor and principal payor, to jointly guarantee the payment of the Put Option Price, the Additional Put Option Price and the Supplemental Put Option Price, including late payment charges and any other charges arising from any necessary judicial actions, this surety being irrevocable for all legal effects.

CLAUSE 7

VID’S ADDITIONAL OBLIGATION

7.1.  VID promises BNDESPAR that it will comply, as applicable, with the “PROVISIONS APPLICABLE TO BNDES’ CONTRACTS (“DISPOSIÇÕES APLICÁVEIS AOS CONTRATOS DO BNDES”), approved by Resolution n° 665, of December 10, 1987, as partially amended by Resolution n° 775 of December 16, 1991; Resolution n° 863 of March 11, 1996; Resolution n° 878 of September 4, 1996; Resolution n° 894 of March 6, 1997; Resolution n° 927 of April 1, 1998; Resolution n° 976 of September 24, 2001; and Resolution n° 1.571 of March 4, 2008, all by BNDES’s Executive Board, published in the Diário Oficial da União (Section 1), on December 29, 1987, December 27, 1991, April 8, 1996, September 24, 1996, March 19, 1997, April 15, 1998, October 31, 2001 and March 25, 2008, respectively, for all juridical purposes and effects, including with respect to the any contractual breach.

CLAUSE 8

VID’S REPRESENTATIONS AND WARRANTIES

8.1.  VID represents and warrants to BNDESPAR that:

a)             the execution of this Contract, and the assumption of and the compliance with the obligation arising herefrom, do not depend on any authorizations from its deliberative and executive organs (Shareholders’ Meeting, Board of Directors and Board of Executive Officers), nor any prior resolution by shareholders required under any shareholders’ agreements filed at its headquarters, except for those authorizations as have already been conceded and delivered to BNDESPAR on the date of execution of this Contract;

b)            its legal representatives who sign this Contract have statutory powers to assume the obligation set forth herein, and, being agents, have the legitimately granted powers, and the respective mandates are in full effect; and

c)             the execution of this Contract, and the assumption of and the compliance with the obligation arising herefrom do not lead, directly or indirectly, to full or partial non-compliance with (i) any contracts of any nature to which VID is a party, signed prior to the date of execution of this Contract; (ii) any legal or regulatory standard to which VID is subject; and (iii) any liminary, judicial or administrative order or decision that affects VID.

CLAUSE 9

COMMUNICATIONS

9.1.  All alerts, notices, and any other form of communication that must be delivered under the terms of this Contract shall be addressed in writing as follows:

If to BNDESPAR:

Av. República do Chile, 100,

Rio de Janeiro, RJ, Brasil

Fax: 21-2220-2907

At.: Superintendente da Área de Mercado de Capitais — AMC

If to VID:

Rua Amauri, n° 255 - 13° andar - Conjunto A

São Paulo, SP, Brasil

Fax: 11 3079-9345

At.: Sr. Raul Calfat

With copy to:

Rua Amauri, n° 255 - 13° andar - Conjunto A

São Paulo, SP, Brasil

Fax: 11 3079-9345

At.: Dr. Alexandre D’Ambrósio

If to VCP:

Alameda Santos, n° 1.357 - 8° andar

São Paulo, SP, Brasil

Fax: 11 2138-4066

At.: Sr. José Luciano Duarte Penido

With copy to:

Rua Amauri, n° 255 - 13° andar Conjunto A

São Paulo, SP, Brasil

Fax: 11 3079-9345

At.: Dr. Alexandre D’Ambrósio

9.2.  The alerts, notices, and any other forms of communication shall be deemed to have been delivered on the date affixed to the notice of receipt, the date of confirmation of receipt of messages sent by fax, or on the date of formal judicial or extrajudicial notice.

9.3.  Copies of any and all correspondence exchanged between the Parties and/or VCP regarding their respective matters shall be sent to the other Parties and/or VCP, as applicable.

9.4.  Any changes in the above addresses shall be communicated immediately to the parties and/or VCP; any failure to so communicate will result in the correspondence sent to the old addresses being deemed for all legal and factual purposes and effects to be properly sent and received.

CLAUSE 10

JUDGMENT FINE

10.1.  In the event of a judicial award or enforcement order, VID shall pay a fine of 10% (ten percent) on the principal and charges on debt arising from this Contract, without prejudice to the payment of extrajudicial and judicial expenses and lawyers’ fees owed as of the commencement of the action.

CLAUSE 11

MISCELLANEOUS

11.1.  Definitions.  The capitalized words and terms used in this Contract have the meaning attributed to them in this Contract or in the Investment Agreement executed by the Parties on this date.

11.2.  Breaches of Non-Financial Obligations.  In the event of non-compliance with any non-financial obligation assumed by VID and VP AR in this Contract, the provisions of the DISPOSIÇÕES APLICÁVEIS AOS CONTRATOS DO BNDES shall apply, especially with respect to its articles 39 and 40, which provide for possible early termination of contracts to which VID, VPAR and/or VCP figure as a party with the BNDES System.

11.3.  Irrevocability and Assignment.  This Contract is executed irrevocably, subject to the exceptions provided herein, and obligates the Parties and their respective successors of any kind, and may not be assigned or transferred in whole or in part, except with the prior written consent of the other Party.

11.4.  Intervention.  VPAR signs this Contract as a guarantor and represents that it is aware of its terms and obligated to comply with all of its obligations under the conditions set forth herein.

11.5.  Severability.  If any term or provision stipulated in this Contract is deemed null, illegal, unenforceable or inapplicable by virtue of a definitive legal provision or judicial decision, all the other conditions and provisions contained herein shall remain in full force, and in such event, the Parties shall negotiate in good faith to amend this Agreement in order to reestablish the original intent of the Parties, to the extent possible.

11.6.  Waiver of Rights.  The Parties recognize as provided in law that except if expressly set forth in this Contract, (i) the non-exercise, concession of time, toleration, or delay in exercising any right assured to them in this Contract or by law shall not constitute a novation or waiver of these rights, nor prejudice their eventual exercise; (ii) the partial exercise of these rights shall not impede the later exercise of the rest of these rights, or the exercise of any other right; (iii) a waiver of any right will only be valid if conceded in writing; and (iv) a waiver of a right shall be narrowly interpreted and shall not be deemed to be a waiver of any other right conferred through this Contract.

11.7.  Amendments.  The provisions of this Contract may only be amended or waived through a written instrument signed by the Parties.

11.8.  Specific Performance.  The obligations assumed in this Contract are subject to specific performance, and a harmed Party may utilize any proceeding to enforce its assumed terms and obligations.

CLAUSE 12

APPLICABLE LAW, ARBITRATION AND FORUM

12.1.  This Contract shall be governed and interpreted in accordance with the laws of the Federative Republic of Brazil.  The Parties agree that any dispute arising from this Contract that cannot be resolved amicably by the parties within an unextendable period of 30 (thirty) consecutive days, shall be settled by arbitration by the Câmara de Arbitragem do Mercado da BOVESPA (the “Arbitration Chamber”), in accordance with its Regulations (except with respect to the timeframes provided therein, which shall be tripled), with this Clause 12 serving as a cláusula compromissória for effects of the provision in paragraph l of article 4 of Law 9.307/96.  The administration and proper conduct of the arbitral proceeding shall similarly fall to the Arbitration Chamber.

12.1.1.  The Arbitral Tribunal shall be composed of 3 (three) arbitrators, of which one shall be named by the Party with the intention to institute the arbitration, one by the other Party, and the third, who will act as chair for the Arbitral Tribunal, by the arbitrators named by the

Parties.  If one of the Parties does not name an arbitrator or if the arbitrators named do not arrive at consensus on the third arbitrator, the President of the Arbitration Chamber shall name them as quickly as possible.

12.1.2.  The Parties recognize that any arbitral order, decision or determination shall be definitive and binding, judicially enforceable against the parties and their successors, which promise to comply with the determination in the arbitral award, without judicial enforcement.

12.1.3.  Notwithstanding the above, each Party retains the right to request judicial measures in order to (a) obtain any “emergency measures” that become necessary prior to the commencement of the arbitral proceeding, and such measure shall not be interpreted as a waiver of the arbitral proceeding by the Parties; (b) to enforce any arbitral decision, including the final arbitral report; and (c) to ensure the installation of the arbitral tribunal.  Accordingly, the Parties elect the Forum of the County of Rio de Janeiro in the State of Rio de Janeiro and renounce any other court, no matter how privileged.

And being thus agreed and contracted, the Parties sign 3 (three) copies of this instrument of equal substance and with a single effect, in the presence of the witnesses who sign below.

The pages of this instrument are initialed by lawyer(s) from the BNDES system, upon authorization by the legal representative(s) who sign.

Rio de Janeiro, January 19, 2009

BNDES PARTICIPAÇÕES S.A. - BNDESPAR

/s/ Luciano Coutinho		/s/ Eduardo Rath Fingerl
Name:	Luciano Coutinho	Name:	Eduardo Rath Fingerl
Title:	Chairman of the Board	Title:	Director of BNDESPAR

VOTORANTIM INDUSTRIAL S.A.

/s/ [illegible]		/s/ Alexandre D’Ambrósio
Name:	[illegible]	Name:	Alexandre D’Ambrósio
Title:	[illegible]	Title:	[illegible]

(continuation of the signature page of the Put and Call Options Contract for Common and Preferred Shares Issued by Votorantim Celulose e Papel S.A.)

VOTORANTIM CELULOSE E PAPEL S.A.

/s/ [illegible]		/s/ [illegible]
Name:		Name:
Title:		Title:

VOTORANTIM PARTICIPAÇÕES S.A.

/s/ [illegible]		/s/ [illegible]
Name:		Name:
Title:		Title:

WITNESSES:

1.	/s/ Vania Cristina Nascimento	2.	/s/ Edson da Silva Medeiros
Name:	Vania Cristina Nascimento	Name:	Edson da Silva Medeiros
CPF:	663 229957-15	CPF:	890.456.377-15

ANNEX — SURETY LETTER

São Paulo, January 19, 2009

To

BNDES Participações S.A.- BNDESPAR

Av. República do Chile n° 100

Rio de Janeiro - RJ

Ref.: SURETY LETTER

Dear Sirs,

By this instrument, VOTORANTIM PARTICIPAÇÕES S.A., headquartered in the city and state of São Paulo at Rua Amauri, 255 — 10th floor, registered with the CNPJ/MF under n.° 61.082.582/0001-97, in this act represented as provided in its Bylaws, obligates itself as GUARANTOR and principal payor to comply with the obligations assumed by VOTORANTIM INDUSTRIAL S.A. (“VID”), headquartered in the city and state of São Paulo at Rua Amauri, n.° 255, 13th floor, cj. A, registered with the CNPJ/MF under n.° 03.407.049/0001-51, in the Put and Call Options Contract for Common and Preferred Shares Issued by Votorantim Celulose e Papel S.A. (the “Contract”), which Contract the GUARANTOR represents it knows, covering the surety of not only the principal of the debt relating to the prices provided for in the Contract, but also the interest, commissions, conventional penalties and other charges.

This surety is provided irrevocably until the effective liquidation of the prices provided for in the Contract, and the GUARANTOR waives the benefits provided in articles 366, 827 and 838 of the Civil Code and takes joint responsibility for the loyal and precise compliance with all the obligations assumed by VID, promising, in the event of VID’s breach, to honor the monetary obligations it has assumed in the Contract within 2 (two) business days counted as of the written communication from BNDESPAR reporting the breach, to be sent to the Guarantor under the terms of the Contract.

That said, we sign in 3 (three) copies of equal substance, in the presence of two witnesses.

VOTORANTIM PARTICIPAÇÕES S.A.

Name:	Name:
Title:	Title:

WITNESSES:

1.	2.
Name:	Name:
CPF:	CPF: